                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
             SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY REGISTRANT [X]             FILED BY A PARTY OTHER THAN A REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                EKCO GROUP, INC.
                (Name of Registrant as Specified in Its Charter)

                                     ----
                                     ----

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

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

[EKCO LOGO]                             EKCO Group, Inc.                        Telephone 603 888-1212
                                        98 Spit Brook Road, Suite 102           FAX 603 888-1427
                                        Nashua, New Hampshire 03062

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 20, 1997

To the Holders of the Company's Capital Stock:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of EKCO GROUP, INC. will be held on Tuesday, May 20, 1997, at 9:30 a.m., local time, at Fleet Bank of Massachusetts, N.A., 75 State Street, Eighth Floor Conference Center, Boston, Massachusetts, for the following purposes:

     1. To elect eight directors to hold office until the next annual meeting of stockholders and until their successors are chosen and qualified;

     2. To approve an amendment to the Company's 1987 Stock Option Plan to limit the number of shares of Common Stock with respect to which options may be granted to any one participant under such plan to 1,000,000 shares in any fiscal year; and

     3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     The close of business on March 21, 1997 has been fixed as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. The transfer books will not be closed.

     A list of the stockholders entitled to vote at the Annual Meeting will be open to examination by stockholders for any purpose relevant to the Annual Meeting, during ordinary business hours, for a period of ten days prior to the Annual Meeting at the Company's Corporate Headquarters in Nashua, New Hampshire and at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts. The list will likewise be available at the Annual Meeting.

     Stockholders are urged to date, sign, vote and return the enclosed form of proxy at their earliest convenience even if they plan to attend the meeting. A return envelope is enclosed for this purpose which requires no postage if mailed in the United States. The proxy is revocable by the person giving it at any time prior to exercise by written notice received by the Company, by delivery of a duly executed later dated proxy, or by voting the shares in person at the Annual Meeting.

                                            By order of the Board of Directors,
                                            JEFFREY A. WEINSTEIN
                                            Secretary

March 27, 1997

                                EKCO GROUP, INC.
                         98 SPIT BROOK ROAD, SUITE 102
                          NASHUA, NEW HAMPSHIRE 03062

                                PROXY STATEMENT

     This Proxy Statement is being sent beginning on or about March 27, 1997 to all holders of the common stock, $.01 par value per share ("Common Stock"), and Series B ESOP Convertible Preferred Stock, par value $.01 per share ("ESOP Preferred Stock"), of Ekco Group, Inc. (the "Company") entitled to vote at the Annual Meeting of Stockholders to be held on Tuesday, May 20, 1997 (the "Annual Meeting") in order to provide information on the business to be transacted. Stockholders of record at the close of business on March 21, 1997 are entitled to vote at the Annual Meeting. As of that date, the outstanding voting stock of the Company consisted of 18,696,593 shares of Common Stock and 1,414,378 shares of ESOP Preferred Stock, with each share being entitled to one vote.

     A proxy card is enclosed for your use. YOU ARE SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY TO VOTE YOUR SHARES AND TO SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED SELF-ADDRESSED POSTAGE-PAID ENVELOPE.

     The shares represented by the proxies received will be voted as you specify, or, if no specification is made, will be voted for the election of each of management's eight nominees for election as director and for the proposal indicated in this Proxy Statement. Shares of ESOP Preferred Stock and Common Stock held by the trustee of the Company's Employees' Stock Ownership Plan Trust and not allocated to the accounts of plan participants will be voted in proportion to the votes of the shares of ESOP Preferred Stock which have been allocated to the accounts of participants.

     You may revoke your proxy at any time before it is voted at the Annual Meeting by delivering written notice of revocation to the Secretary of the Company before the Annual Meeting, by submitting a later dated proxy, or by voting the shares in person at the Annual Meeting. The solicitation will be primarily by mail, but may also include telephone, facsimile or oral communication by directors, officers and employees of the Company who will receive no additional compensation for any such solicitation. The Company has retained Georgeson & Company Inc. to advise and consult with the Company with respect to the solicitation of proxies and to assist in the solicitation of proxies for the Annual Meeting at a fee of $10,000, plus reimbursement of expenses. All costs of the solicitation of proxies will be borne by the Company. The Company will reimburse brokerage companies and others for their costs in forwarding proxy materials to the beneficial owners of stock.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of capital stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Under Delaware law, with respect to the tabulation of votes on any matter, abstentions are treated as votes against a proposal, while broker non-votes have no effect on the vote.

     KPMG Peat Marwick LLP, who was the Company's independent auditor for the fiscal year ended December 29, 1996 ("Fiscal 1996") is expected to have a representative present at the Annual Meeting who will have an opportunity to make a statement if he so desires and who will be available to respond to appropriate questions. The Company has not appointed an independent auditor for the current fiscal year and is in process of interviewing independent auditing firms, including KPMG Peat Marwick LLP, with respect to the provision of independent auditing services for fiscal 1997.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 21, 1997, the number of shares of Common Stock and ESOP Preferred Stock beneficially owned by each person known by the Company to own more than 5% of either the outstanding Common Stock or ESOP Preferred Stock, by each nominee for election as director, by each individual named in the Summary Compensation Table on page 15 hereof, and by all current executive officers and directors as a group, and the percentage of the outstanding Common Stock and ESOP Preferred Stock which such shares represent. Except as indicated in the accompanying notes and except in the case of the Trust of the Ekco Group, Inc. Employees' Stock Ownership Plan (the "ESOP") which holds shares of ESOP Preferred Stock and Common Stock on behalf of participants in the ESOP and the participants in the ESOP who have voting power and investment power as set forth in the ESOP, the owners have sole voting and investment power with respect to the shares. Attached to each share of Common Stock is a Preferred Share Purchase Right to acquire one-hundredth of a share of the Company's Series A Junior Participating Preferred Stock, par value $.01 per share, which rights are not presently exercisable.

                                    AMOUNT AND NATURE                     AMOUNT AND NATURE
                                      OF BENEFICIAL          PERCENT OF     OF BENEFICIAL
                                       OWNERSHIP OF            COMMON     OWNERSHIP OF ESOP  PERCENT OF ESOP
BENEFICIAL OWNERS                      COMMON STOCK           STOCK(1)     PREFERRED STOCK   PREFERRED STOCK
-----------------                   -----------------        ----------   -----------------  ---------------
Trust of the Ekco Group, Inc......         2,352,202(2)            12.6%    1,414,378(2)              100%
Employees' Stock Ownership Plan
c/o Ekco Group, Inc.
98 Spit Brook Road, Suite 102
Nashua, NH 03062

First Manhattan Co................         1,759,741(3)             9.4%              --                --
437 Madison Avenue
New York, New York 10022

Tweedy, Browne Company L.P........         1,614,175(4)             8.6%              --                --
TBK Partners, L.P.
Vanderbilt Partners, L.P.
52 Vanderbilt Avenue
New York, NY 10017

Dimensional Fund Advisors Inc.....         1,110,200(5)             5.9%              --                --
1299 Ocean Avenue
Santa Monica, CA 90401

Pioneering Management                      1,051,400(6)             5.6%              --                --
  Corporation ....................
60 State Street
Boston, MA 02109

George W. Carmany, III............            40,000(7)                *              --                --

Stuart W. Cohen...................            58,041(8)(9)             *             972                 *

Donato A. DeNovellis..............           299,383(7)(8)(9)        1.6           3,097                 *
                                                    (10)(11)

Michael G. Frieze.................               10,000                *              --                --

Avram J. Goldberg.................                   --               --              --                --

T. Michael Long...................           890,582(12)            4.8%              --                --

Stuart B. Ross....................            34,373(12)               *              --                --

Malcolm L. Sherman................           431,162(8)(12)         2.3%              --                --

Bill W. Sorenson..................            45,714(12)               *              --                --

Robert Stein......................           386,425(7)(8)(13)      2.0%              --                --

Herbert M. Stein..................           138,915(12)               *              --                --

Robert Varakian...................           348,800(8)(9)          1.8%              --                --

Jeffrey A. Weinstein..............           595,219(7)(8)(9)(10)   3.1%          15,237              1.1%

All Current Directors.............         3,113,717(7)(8)(9)      15.1%          32,059              2.3%
and Executive Officers                              (10) (11)(12)
as a Group (14 Persons)

---------------

   * Represents holdings of less than one percent.

 (1) Computed on the basis of 18,696,593 shares of Common Stock outstanding, plus, in the case of any person deemed to own shares of Common Stock as a result of owning options or rights to purchase Common Stock exercisable within 60 days or ESOP Preferred Stock which is presently convertible into an equal number of shares of Common Stock by the record owner, the additional shares of Common Stock which would be outstanding upon such exercise, purchase or conversion by such person or group.

 (2) The Trust of the ESOP disclaims beneficial ownership of the shares held by it for the participants in the ESOP.

 (3) Based on an amended Schedule 13G filed in January 1997 by First Manhattan Co. ("FMC"), an investment advisor/broker dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and investment advisor registered under the Investment Advisors Act of 1940. FMC has sole voting authority with respect to 198,350 of such shares, more fully described below, shared voting authority with respect to 1,528,491 of such shares, sole dispositive power as to 56,000 of such shares and shared dispositive power with respect to 1,703,741 of such shares. The 198,350 shares referred to above are owned by general partners of FMC and each such partner individually retains sole voting and investment power over such shares. Family members of general partners own an additional 32,250 shares as to which FMC shares voting power with respect to 26,250 of such shares and disclaims dispositive power as to such 26,250 shares and beneficial ownership as to 6,000 of such shares.

 (4) Based on an amended Schedule 13D jointly filed in June 1996 by Tweedy, Browne Company L.P. ("TBC"), TBK Partners, L.P. ("TBK") and Vanderbilt Partners, L.P. ("Vanderbilt"). TBC, a registered broker-dealer and investment adviser and a member of the National Association of Securities Dealers, Inc., may be deemed to be the beneficial owner of 1,507,275 of such shares, which are held in the discretionary accounts of various customers (the "TBC Accounts"), with respect to which it has obtained sole voting authority as to 1,315,965 of such shares and shared dispositive power as to all 1,507,275 such shares. Included in the TBC shares are 410 shares held in a TBC Account for a charitable foundation of which Christopher H. Browne, a General Partner (as defined below) is a trustee. In addition, TBK and Vanderbilt, each a private investment partnership, beneficially own directly and have sole voting authority and investment discretion with respect to 76,000 and 30,900 of such shares, respectively. The aggregate number of shares of Common Stock with respect to which TBC, TBK and Vanderbilt could be deemed to be the beneficial owner as of the date of such amended Schedule 13D is 1,614,175 shares. The general partners of TBC and Vanderbilt are Christopher H. Browne, William H. Browne and John
     D. Spears (the "General Partners"). All of the General Partners and Thomas
     P. Knapp are general partners of TBK. The General Partners may be deemed to control TBC and Vanderbilt, and the General Partners and Thomas P. Knapp may be deemed to control TBK. The aggregate number of shares of Common Stock with respect to which each of the General Partners may be deemed to be the beneficial owner by reason of his being a general partner of TBC, TBK and Vanderbilt, respectively, is 1,614,175 shares, with Thomas P. Knapp deemed to be the beneficial owner of 76,000 shares by reason of his being a general partner of TBK. Each of TBC, TBK and Vanderbilt disclaims beneficial ownership of Common Stock held by the others and held in the TBC Accounts.

 (5) Based upon a Schedule 13G filed in February 1997 by Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor. All of such shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company (the "Fund"), or in series of shares of the DFA Investment Trust Company, a Delaware business trust (the "Trust"), or the DFA Group

     Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional serves as investment manager and as to which Dimensional may be deemed to be the beneficial owner. Of the foregoing shares, Dimensional has sole voting authority as to 752,100 shares and sole dispositive authority as to all 1,110,200 of such shares. Persons who are officers of Dimensional also serve as officers of the Fund and the Trust, and in such capacities, these persons vote 136,500 additional shares which are owned by the Fund and 221,600 shares which are owned by the Trust. Dimensional disclaims beneficial ownership of all such shares.

 (6) Based upon a Schedule 13G filed in January 1997 by Pioneering Management Corporation ("PMC"), an investment adviser. PMC has sole voting authority with respect to all such shares and sole dispositive power as to 48,400 of such shares and shared dispostive power as to 1,003,000 of such shares.

 (7) Includes the following number of shares of Common Stock owned jointly by the following persons and their wives as to which such persons may be deemed to share voting and investment power: Mr. Carmany, 33,000 shares; Mr. DeNovellis, 23,673 shares; Mr. Robert Stein, 37,088 shares; and Mr. Varakian, 4,000 shares; but excludes 200 shares owned by Mr. Robert Stein's children and 6,000 shares owned by Mr. Weinstein's children as to which Mr. Robert Stein and Mr. Weinstein disclaim beneficial ownership.

 (8) Includes the following number of shares of Common Stock currently issuable upon the exercise of stock options held by the following persons pursuant to the 1987 Stock Option Plan, as amended (the "1987 Stock Option Plan"):
     Mr. Cohen, 26,432 shares; Mr. DeNovellis, 221,345 shares; Mr. Sherman, 410,000 shares; Mr. Varakian, 334,800 shares; and Mr. Weinstein, 397,728 shares, and all current executive officers and directors as a group, 1,532,190 shares. Of the foregoing shares, the following number are presently subject to repurchase by the Company: Mr. Cohen, 19,763 shares; Mr. DeNovellis, 36,807 shares; Mr. Varakian, 25,000 shares; Mr. Weinstein, 24,737 shares; and all current executive officers and directors as a group, 121,276 shares. The option shares granted to Mr. Sherman pursuant to the 1987 Stock Option Plan are not subject to repurchase by the Company. See
     Note 13 for information regarding option shares of Mr. Robert Stein.

 (9) Includes the following number of shares of Common Stock purchased pursuant to the Company's 1984 and 1985 Restricted Stock Plans, as amended (collectively, the "1984 and 1985 Plans") which are held in escrow, are presently subject to repurchase by the Company and as to which certain transfer restrictions apply: Mr. Cohen, 16,366 shares; Mr. DeNovellis, 40,246 shares; Mr. Varakian, 10,000 shares; Mr. Weinstein, 31,021 shares; and all current executive officers and directors as a group, 117,628 shares.

(10) Includes the number of shares of ESOP Preferred Stock listed in the table, if any, and the following number of shares of Common Stock allocated to the ESOP accounts of the following participants: Mr. Cohen, 271 shares; Mr. DeNovellis, 826 shares; Mr. Weinstein, 3,247 shares; and all current executive officers and directors as a group, 7,279 shares. Mr. Sherman and Mr. Varakian do not currently participate in the ESOP, and Mr. Robert Stein's account balance was distributed to him in January 1997. Mr. Donato
     A. DeNovellis, an executive officer, is also the trustee of the ESOP, but the 1,414,378 shares of ESOP Preferred Stock and the 937,824 shares of Common Stock held by the ESOP and not allocated to the accounts of executive officers are not included in calculating the number of shares held by "All Current Directors and Executive Officers as a Group," and Mr. DeNovellis disclaims beneficial ownership of shares of ESOP Preferred Stock and Common Stock held by the ESOP (other than shares specifically allocated to his account under the ESOP).

(11) Includes 11,410 shares of Common Stock held by retirement plans of subsidiary corporations of which Mr. DeNovellis is trustee and as to which Mr. DeNovellis disclaims beneficial ownership.

(12) Includes the following number of shares of Common Stock currently issuable upon the exercise of stock options held by the following directors: Mr. Long, 9,040 shares; Mr. Ross, 31,373 shares; Mr. Sherman, 16,162 shares of which 10,774 shares are subject to repurchase by the Company; Mr. Sorenson, 35,714 shares; and Mr. Herbert Stein, 45,714 shares.

(13) Includes 193,000 shares of Common Stock issuable upon the exercise of stock options held by Mr. Robert Stein pursuant to the 1987 Stock Option Plan, which options expire in June 1997.

                             ELECTION OF DIRECTORS

     Each director will hold office until the next annual meeting of stockholders and until his successor is chosen and qualified, or until his earlier resignation or removal. The Board of Directors has inquired of each nominee and determined that each will serve if elected. If any of the nominees becomes unavailable for election, the Board of Directors may designate substitute nominees, in which event shares of Common Stock and ESOP Preferred Stock, pursuant to directions received from the ESOP participants, represented by proxies will be voted for such substitute nominees unless an instruction to the contrary is indicated on the proxy.

     Biographical summaries and ages as of March 21, 1997 of those persons nominated by the Board of Directors for election as a director are listed below. No nominee for director or executive officer has any family relationship with any other nominee or with any other executive officer of the Company.

GEORGE W. CARMANY, III; AGE 57; PRESIDENT, G.W. CARMANY COMPANY (AN ADVISOR TO, AND INVESTOR IN, SMALL COMPANIES).

     Mr. Carmany has served as a director of the Company since February 1997 and has been President of G.W. Carmany Company, which he established in 1995. From 1975 through 1994, he served American Express Company (a global travel and financial services company) in senior positions in that company's international banking division and at the corporate level, including Senior Executive Vice President, Treasurer and Director of its subsidiary The Boston Company (an investment management and private bank) from July 1990 to May 1993 and Chairman, Olympia and York Noteholders Steering Committee from November 1992 to April 1994.

MICHAEL G. FRIEZE; AGE 59; CHIEF EXECUTIVE OFFICER, EXECUTIVE VICE PRESIDENT AND TREASURER OF THE SEVERAL GORDON BROTHERS COMPANIES (A GROUP OF COMPANIES WHICH PROVIDE RETAIL, MERCHANT AND FINANCIAL SERVICES AND WHOLESALE AND RETAIL FINE JEWELRY).

     Mr. Frieze has served as a director of the Company since February 1997. In 1966, he joined Gordon Brothers companies where he has served Gordon Brothers Corporation (a jewelry distributor) as Chairman since January 1992, Chief Executive Officer since January 1991, Executive Vice President since October 1993 and Treasurer since October 1990 and has served Gordon Brothers Partners, Inc. (a merchant services company) as Chief Executive Officer, Executive Vice President and Treasurer since January 1992. In addition, he also serves various other Gordon Brothers companies in similar executive capacities, including Jewelry Promotions, Inc. (a jewelry sales company), Kurt Gutman Jewelry, Inc. (an importer and distributor of gold and jewelry), Gordon Brothers Capital Corporation (a financial services company) and Gordon Brothers Ltd. (a U.K. merchant services company).

AVRAM J. GOLDBERG; AGE 67; CHAIRMAN, THE AVCAR GROUP, LTD. (A MANAGEMENT CONSULTING FIRM).

     Mr. Goldberg has served as a director of the Company since February 1997 and has been Chairman of The AVCAR Group since 1990. From 1958 to 1989, Mr. Goldberg served The Stop & Shop Companies, Inc. (a chain of supermarket and mass retailing stores) in a number of senior executive positions, including Chairman of the Board and Chief Executive Officer from 1985 to 1989. Mr. Goldberg serves as a director of Whole Foods Market, Inc. (a chain of natural foods supermarkets).

T. MICHAEL LONG; AGE 53; GENERAL PARTNER, BROWN BROTHERS HARRIMAN & CO. (A PRIVATE BANK AND A MEMBER OF THE NEW YORK STOCK EXCHANGE AND OTHER STOCK EXCHANGES); CO-MANAGER, THE 1818 FUND, L.P. (A LIMITED PARTNERSHIP).

     Mr. Long has served as a director of the Company since May 1993 and has been a general partner of Brown Brothers Harriman & Co. since 1984 and a co-manager of The 1818 Fund, L.P. since 1989. He is a director of Columbia Healthcare Corp. (a chain of acute care hospitals), Nuevo Energy Company (an oil and gas exploration and production company) and Gulf Canada Resources, Limited (a Canadian oil and gas exploration and production company). See "Certain Relationships and Related Transactions -- Certain Business Relationships -- The 1818 Fund, L.P." below.

STUART B. ROSS; AGE 59; EXECUTIVE VICE PRESIDENT, XEROX CORPORATION (A WORLDWIDE DOCUMENT PROCESSING SERVICING COMPANY); CHAIRMAN AND CHIEF EXECUTIVE OFFICER, XEROX FINANCIAL SERVICES, INC. (A FINANCIAL SERVICES COMPANY).

     Mr. Ross has served as a director of the Company since February 1989. He has served in his present positions with Xerox Corporation and Xerox Financial Services since May 1990.

MALCOLM L. SHERMAN; AGE 65; CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER OF THE COMPANY.

     Mr. Sherman has served as Chief Executive Officer of the Company since December 1996, Chairman of the Board since July 1996 and as a director of the Company since May 1995. From February 1993 to July 1996, Mr. Sherman served as a consultant to the Company. He has served as Chairman of the Board of Advisors and a director of the Gordon Brothers companies since February 1993. He served as Chairman and a director of K.T. Scott, Ltd. (a chain of wall paper and window treatment stores) from January 1991 to August 1995. He served as President and Chief Executive Officer of Morse Shoe, Inc. (a manufacturer, importer and retailer of shoes) from January 1992 until December 1993. Mr. Sherman is a director of Maxwell Shoe Co. (a shoe importer) and One Price Clothing, Inc. (a chain of sportswear stores).

BILL W. SORENSON; AGE 65; CHAIRMAN AND DIRECTOR, MANAGEMENT RESOURCES OF AMERICA, INC. (A MANAGEMENT CONSULTING FIRM); CHAIRMAN AND DIRECTOR, AMERICAN SPORTS PRODUCTS GROUP INC. (A HOLDING COMPANY WHICH OWNS SPORTS EQUIPMENT MANUFACTURING BUSINESSES).

     Mr. Sorenson has served as a director of the Company since October 1986 and has been Chairman and a director of Management Resources of America, Inc. since January 1986 and was its Chief Executive Officer from January 1986 to May 1994. He has been Chairman and a director of American Sports Products Group Inc. since May 1994.

HERBERT M. STEIN; AGE 68; CHAIRMAN, CHIEF EXECUTIVE OFFICER AND DIRECTOR, ORGANOGENESIS INC. (A BIOTECHNOLOGY DEVELOPMENT COMPANY); PRESIDENT, H. M. STEIN & CO., INC. (A FINANCIAL MANAGEMENT FIRM).

     Mr. Herbert Stein has served as a director of the Company since September 1981. He has served as Chairman of Organogenesis Inc. since February 1991 and Chief Executive Officer and as a director of that company since 1987. Mr. Stein has also served as President of H. M. Stein & Co., Inc. since 1970. He is a director of Apogee Technology (a company engaged in research and development of digital amplification).

COMMITTEES OF BOARD OF DIRECTORS AND MEETING ATTENDANCE

     Audit Committee. The Audit Committee consists of three non-employee directors, George W. Carmany, III, T. Michael Long and Herbert M. Stein. The Audit Committee reviews the engagement of the Company's independent auditors. The Audit Committee also reviews the audit fees of the independent auditors and the adequacy of the Company's internal accounting procedures. The Audit Committee met once during Fiscal 1996.

     Compensation Committee. The Compensation Committee consists of three non-employee directors: T. Michael Long, Stuart B. Ross and Bill W. Sorenson. The Compensation Committee reviews, approves and makes recommendations regarding the Company's compensation policies, practices and procedures to ensure that the legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to the success of the Company. The Compensation Committee administers the Company's 1984 and 1985 Restricted Stock Plans (collectively, the "Restricted Plans") and 1987 Stock Option Plan. The Compensation Committee also administers the Company's 1984 Employee Stock Purchase Plan. The Committee met three times during Fiscal 1996.

     Other Committees. The Company's Board of Directors has an Executive Committee which consists of Malcolm L. Sherman and Jeffrey A. Weinstein. The Executive Committee has the authority to take all actions that could be taken by the full Board of Directors with certain exceptions. The Executive Committee meets as necessary between regularly scheduled meetings of the Board of Directors to take such action as is advisable for the efficient operation of the Company. The Executive Committee met five times during Fiscal 1996. The Company does not have a standing nominating committee or any other regular committee.

     Meeting Attendance. During Fiscal 1996, there were ten meetings of the Board of Directors, and the various committees of the Board of Directors met a total of fifteen times. All the incumbent members of the Board of Directors attended at least 75% of the aggregate of all meetings held by the Board of Directors and the Committees of the Board upon which they served. In addition, from time to time, the members of the Board of Directors and its committees act by unanimous written consent pursuant to Delaware law.

     REQUIRED VOTE FOR APPROVAL -- The affirmative vote of holders of a majority of the issued and outstanding shares of the capital stock of the Company present in person or represented by proxy and entitled to vote at the Annual Meeting is required to elect each director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF EACH PERSON NOMINATED AS A DIRECTOR.

                           COMPENSATION OF DIRECTORS

DIRECTORS' FEES

     Directors of the Company who are not employees receive an annual fee of $10,000, a fee of $1,000 for each Board of Directors' meeting attended, including telephonic meetings, and reimbursement of meeting travel expenses. Such directors also receive a fee of $1,000 for attendance at each meeting of a committee of the Board of Directors. Employee directors do not receive additional compensation for serving on the Board of Directors.

DIRECTORS' STOCK OPTIONS

     As of March 21, 1997, the Company had 345,331 shares available for future grants under its 1988 Directors' Stock Option Plan, as amended (the "Directors' Plan"). The Directors' Plan provides for the granting of non-qualified stock options (each, a "Director Option") to purchase Common Stock to non-employee directors of the Company. Under the terms of the Directors' Plan, Director Options are automatically granted to Outside Directors (as defined) at the time they so qualify. An "Outside Director" is a director who is not an employee of the Company or an affiliate (as defined) of the Company, who has not been so employed within one year before the time of grant, and has been elected as a director by the stockholders of the Company. No Outside Director may be granted more than one Director Option. The option exercise price for each share of Common Stock covered by a Director Option is the fair market value (as defined) of such share on the date the Director Option is granted. Each Director Option covers that number of shares determined by dividing $100,000 by the fair market value (as defined) of a share of Common Stock on the date of grant, but in no event may the number of shares subject to such Director Option be greater than 50,000. Each Director Option has a term of ten years from the date of grant, subject to earlier termination as provided in the Directors' Plan.

     Each outstanding Director Option is exercisable at any time and from time to time in accordance with the terms of the Directors' Plan. Shares purchased pursuant to the exercise of any Director Option are subject to repurchase by the Company within three years of the date of grant of the Director Option at the exercise price upon termination of the Outside Director's directorship with the Company as follows: as to all shares so purchased if termination occurs prior to the first anniversary of the date of grant of the Director Option; as to up to two-thirds of the shares purchased pursuant to the Director Option if termination occurs prior to the second such anniversary; and as to up to one-third of the shares purchased pursuant to the Director Option if termination occurs prior to the third such anniversary. The shares cease to be subject to the right of the Company to repurchase them if termination of the directorship is due to the death of the Outside Director or if a change of control (as defined) of the Company occurs at any time before the Outside Director's directorship is terminated.

OTHER ARRANGEMENTS

     During Fiscal 1996 prior to his appointment as Chief Executive Officer in December 1996, Malcolm L. Sherman served as a consultant to the Company on marketing, financial and general management matters and received fees totaling $57,612 for services rendered in Fiscal 1996.

                       COMPENSATION OF EXECUTIVE OFFICERS

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the three member Compensation Committee of the Board of Directors. The following is a report covering compensation paid or accrued in Fiscal 1996, which is submitted by the Compensation Committee whose members are, T. Michael Long, Stuart B. Ross and Bill W. Sorenson and a Special Committee whose members include each of the foregoing persons and Herbert M. Stein. The Special Committee was constituted in Fiscal 1996 to consider and recommend to the Compensation Committee the terms and conditions of the respective changes of relationship of Malcolm L. Sherman, the Company's Chief Executive Officer since December 1996 (the

"CEO") and Robert Stein, the Company's former Chief Executive Officer (the "Former CEO"). This report addresses the elements of the executive compensation program for Fiscal 1996, including a discussion of the decisions regarding the Fiscal 1996 compensation of the CEO and the Former CEO and the Company's other executive officers who were executive officers in Fiscal 1996, including the persons named in the Summary Compensation Table below (collectively, "Senior Management") and the severance arrangement with the Former CEO.

     The Compensation Committee has considered the effect of the limitations on the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), on the Company's compensation policies and practices, and, in connection therewith, with the Board of Directors, proposes that the stockholders approve the amendment to the 1987 Stock Option Plan set forth in Proposal 2 to this Proxy Statement. Section 162(m) generally disallows a tax deduction by a public company for annual compensation in excess of $1 million paid to its chief executive officer and to any of the four other most highly compensated executives. Certain performance-based compensation of the type provided in the Company's 1987 Stock Option Plan can be exempt from the Section 162(m) deduction limit if the plan satisfies the requirements of Internal Revenue Service ("IRS") regulations interpreting Section 162(m). It is the policy of the Compensation Committee and Board of Directors to seek to preserve tax deductibility of compensation paid to executives unless regulatory requirements to do so are contrary to the best interests of the Company and its shareholders. In order for the compensation corresponding to that which is recognized upon the exercise of stock options under the 1987 Stock Option Plan to be tax deductible, IRS regulations require that the stockholders approve at this Annual Meeting an amendment to the 1987 Stock Option Plan which limits the maximum number of shares with respect to which options may be granted to any one participant under such plan. To retain maximum flexibility, the Board of Directors has adopted an amendment to the 1987 Stock Option Plan to provide for a 1,000,000 share limit in any fiscal year and is requesting that the stockholders approve the amendment in Proposal 2 of this proxy statement. If the stockholders approve Proposal 2, the limitation on deductible compensation under Section 162(m) will not apply to future compensation of the Company's executives as a result of their exercise of non-qualified stock options under the 1987 Stock Option Plan. Compensation attributable to the Company's 1995 Incentive Plan and 1985 Plan does not currently qualify for any exception to the Section 162(m) tax deduction limitations and therefore counts against the limit.

     CEO COMPENSATION -- The CEO was elected as CEO effective upon the resignation of the Former CEO on December 4, 1996. The CEO had been elected as Chairman in July 1996. The CEO's compensation and the Former CEO's severance arrangement were negotiated by the Special Committee with the advice of KPMG Peat Marwick LLP ("KPMG"), who acted as independent compensation consultants to the Company to assist the Special Committee in determining reasonable arrangements with the CEO and the Former CEO for compensation and severance, respectively. These arrangements were subsequently approved by the Compensation Committee. The compensation for the Former CEO prior to his termination of employment is discussed in "Senior Management, Including the Former CEO" below.

     The CEO's compensation approved by the Compensation Committee in November 1996 is comprised of an annual salary of $250,000, such bonus as may be determined by the Board of Directors or the Compensation Committee and a stock option covering 900,000 shares of Common Stock pursuant to the Company's 1987 Stock Option Plan (the "1987 Stock Option Plan"). Of the 900,000 shares, 300,000 shares are immediately exercisable and the remaining 600,000 shares will become exercisable in two 300,000 share increments when the fair market value (as defined) of the Common Stock is equal to or greater than $6.00 and $8.00, respectively. KPMG compared the CEO's above-described compensation to a compensation peer group consisting of fifteen consumer goods companies, some of which were substantially larger and substantially smaller than the Company, and the CEO's cash compensation was found to be less than the

25th percentile of such companies and his long-term compensation was above that paid to other new chief executive officers but reflected the relatively high risk involved with stock options. Overall, the CEO's total compensation is at median competitive levels with respect to other recently hired outside chief executive officers. The CEO's Fiscal 1996 compensation also includes an award made by the Compensation Committee in September 1996 pursuant to the Company's 1996 Performance Unit Rights Award Plan (as amended, the "1996 Performance Unit Rights Award Plan") adopted by the Company in September 1996 in order to attract and retain competent key employees and directors and provide those persons with an opportunity to participate in the increased value of the Company. The award to the CEO was in recognition of his election and contribution to the Company as Chairman and is more fully described in "-- Option/SAR Grants Table" below. In February 1997, the awards made to the CEO and certain Senior Management under the 1996 Performance Unit Rights Award Plan were canceled and replaced by stock options granted pursuant to the 1987 Stock Option Plan, as more fully described in "SAR Awards" below.

     The Former CEO's severance arrangement was negotiated with the advice of KPMG and was in lieu of the rights accorded to him under his employment agreement with the Company. The terms of the Former CEO's severance arrangement are described in "-- Employment, Termination of Employment and Change of Control Arrangements" below, and consisted of the following: A lump sum payment of $1,917,000, waiver of restrictions on transfer of 103,795 shares of restricted stock owned by the Former CEO, benefit coverage continuation for a maximum period of three years, options to purchase an aggregate of 193,000 shares of Common Stock to remain in force in accordance with the terms of such stock option agreements, cancellation of the remaining 604,718 options and issuance by the Company of performance unit rights pursuant to the Company's 1996 Performance Unit Rights Award Plan, more fully described in "-- Option/SAR Grants Table" below. The Former CEO's severance arrangement also provides for a three year covenant against competition with the Company and for consultation services to be provided by him on an as-needed basis for a period of three years.

     SENIOR MANAGEMENT, INCLUDING THE FORMER CEO -- GENERAL -- Compensation for Senior Management, which includes the Former CEO until his resignation in December 1996 but excludes Robert Varakian whose compensation is discussed in "Other Arrangements" below, was based upon the Company's 1995 Incentive Compensation Plan for Executive Employees (the "1995 Incentive Plan"). The purpose of the 1995 Incentive Plan is to enable the Company and its subsidiaries to attract and retain highly qualified executive management and to motivate such individuals by providing competitive total compensation based partly on their performance and partly on the performance of the Company. The 1995 Incentive Plan provides variable performance incentives based on the Company's performance and the participating executive's individual performance and contribution to the achievement of Company objectives.

     The structure of the 1995 Incentive Plan was proposed by Towers Perrin, an independent consulting firm retained by the Compensation Committee (the "Independent Consultant") for compensation during the period of Fiscal 1995 through Fiscal 1999, inclusive. The 1995 Incentive Plan is based on total remuneration and provides for a combination of salary, stock options and restricted stock. The 1995 Incentive Plan consists of three components: Base compensation, annual incentive compensation awards (cash bonuses based on Return on Capital (defined as pre-tax operating income (before interest expense and amortization of goodwill) divided by invested capital), and long-term incentive awards (an award made in the Company's 1995 fiscal year of restricted stock which vests based on performance goals for each of the five fiscal years beginning in Fiscal 1995 (with no further grants anticipated to be made in such fiscal years), and stock option awards granted each year for long-term incentive). Each calendar year participating Senior Management are allocated incentive compensation awards from a profit sharing pool determined by the Compensation Committee, based upon Target Return on Capital (as defined) determined by the Compensation Committee for each fiscal year from Fiscal 1995 through Fiscal 1999, as follows: At the beginning of each year, a target bonus amount will be specified for each executive. As of the end of the year, the profit sharing pool will be comprised of the sum of all such target bonus amounts adjusted to reflect actual Operating Profit (as defined) for the fiscal year. One-half of the amount of the profit sharing pool will then be allocated among eligible executives according to the ratios of the target bonus amounts determined for them at the start of the year compared to the total of target bonus amounts for all executives in the profit sharing pool. The balance of the amounts in such profit sharing pool will be allocated to eligible executives at the discretion of the Compensation Committee.

     The 1995 Incentive Plan provides participating executives with the option to have all or a portion of any bonus and any increase in base compensation over the prior year's base compensation paid either (i) in cash, (ii) deferred until a specified date or time with interest to be paid by the Company at a rate agreed to by the Committee, (iii) in shares of restricted stock valued at 130% of the foregone cash payment based upon the market price of such Common Stock on the last trading day of the year preceding the year to which the payment relates, or (iv) in stock options valued at 250% of the foregone cash payment according to the Black-Scholes method of valuation and calculated as of the last trading day of the year preceding the year to which the payment relates. Restricted stock and stock options are subject to the terms and conditions of the Company's respective stock plans and such additional restrictions as may be specified in the 1995 Incentive Plan. Such terms and conditions are more fully described below and in the notes following the Summary Compensation and Option/SAR Grants Tables.

     In the event of a Change of Control (as defined), the 1995 Incentive Plan provides for accelerated payment of unpaid annual incentive compensation amounts, the lapsing of all restrictions on restricted stock and of the Company's repurchase rights on stock acquired through the exercise of stock options.

     FISCAL 1996 TOTAL REMUNERATION -- The mix of total remuneration for the Former CEO and each of the members of Senior Management participating in the 1995 Incentive Plan ("Participating Senior Management") was approved by the Compensation Committee based upon the Independent Consultant's general recommendations. The Independent Consultant's recommendations were determined with consideration to the mix of pay for executives in similar firms, the Company's historical pay practices and its compensation philosophy which emphasizes variable stock-based compensation. In its comparison with similar firms, the Independent Consultant utilized its Annual Executive Compensation Data Bank Survey comprised of approximately 350 companies, of which approximately 60 were consumer products companies and the remainder were general industrial companies. Such companies are representative of those included in the peer groups used in the performance graph in the section which follows this Report.

     The following chart summarizes the mix of compensation components for the Former CEO and Participating Senior Management in Fiscal 1996:

                                                                                  ANNUAL
                                                                   ANNUALIZED     STOCK
                                          1996 BASE     TARGET     RESTRICTED     OPTION
              EXECUTIVE(1)                 SALARY       BONUS        SHARES       SHARES     TOTAL
              ------------                ---------     ------     ----------     ------     -----
Stuart W. Cohen (2).....................     65%         11%           8%           15%       100%
Donato A. DeNovellis....................     51%         17%          11%           21%       100%
Robert Stein, Former CEO................     41%         20%          13%           26%       100%
Jeffrey A. Weinstein....................     60%         15%           9%           16%       100%

---------------

  * Percentages of total remuneration were rounded.

(1) Neither the CEO nor Robert Varakian participate in the 1995 Plan. The CEO's compensation is described above in "CEO Compensation." Mr. Varakian's compensation is described below in "Other Arrangements."

(2) Stuart W. Cohen was hired by the Company in June 1995. Mr. Cohen's compensation was approved by the Compensation Committee based upon the evaluation of the position which he was filling and his experience and qualifications.

    FISCAL 1996 BASE COMPENSATION -- Base compensation for Fiscal 1996 was set by the Compensation Committee in February 1996. Base compensation increased 4.2% for the Former CEO and from 4.2% to 7.0% for Participating Senior Management compared to base compensation for Fiscal 1995. In accordance with the terms of the 1995 Incentive Plan, for Fiscal 1996, the Former CEO and all other Participating Senior Management elected to forego 100% of their Fiscal 1996 salary increases to acquire restricted stock.

    FISCAL 1996 ANNUAL INCENTIVE COMPENSATION AWARDS -- No bonuses were paid for Fiscal 1996 to Participating Senior Management because the Target Return on Capital (as defined) for Fiscal 1996 was not met.

    LONG-TERM INCENTIVE AWARDS -- In October 1994, the Compensation Committee approved the award of grants of restricted stock reflected in the tables that follow pursuant to the 1984 and 1985 Plans to the Former CEO and Participating Senior Management (except for Mr. Cohen whose award was approved in connection with his hiring by the Company in June 1995), with no further grants anticipated to be made through fiscal 1999 other than to reflect promotions or changes in responsibilities. The number of shares granted was set by the Compensation Committee based on the total remuneration percentages described above based on the $6.375 share closing price of the Common Stock as reported by the New York Stock Exchange (the "NYSE") on January 3, 1995, the date of award. Under the 1995 Incentive Plan and the individual restricted stock purchase agreements, the shares are apportioned into five blocks ("Performance Blocks"), with each identified with one fiscal year in the 5-year period beginning with the fiscal 1995 and ending with fiscal 1999. Restrictions on disposition on shares in each Performance Block lapse either (i) if the specified Target Return on Capital (as defined) for the performance of the Company for the designated year for the Performance Block is achieved, at the rate of 20% per year on each of the first, second, third, fourth and fifth anniversaries of the closing date (as defined) for each full year of employment following the later to occur of (a) January 1 of the year designated for the Performance Block, or (b) the closing date (as defined) for the shares in such Performance Block; (ii) upon the purchaser's death or disability (as defined); (iii) upon a change of control (as defined); or (iv) upon specified continued service with the Company. The restrictions on disposition also lapse in accordance with the terms of the Participating Senior Management's employment agreements, more fully described in "-- Employment, Termination of Employment and Change of Control Arrangements" below. Restrictions on disposition on shares held by the Former CEO were waived by the Company in connection with his severance arrangement with the Company more fully described in "CEO Compensation" above.

    The Compensation Committee also approved the grant for Fiscal 1996 of stock options reflected in the tables that follow pursuant to the 1987 Stock Option Plan and the 1995 Incentive Plan to the Former CEO and Participating Senior Management. Each option granted under the 1987 Stock Option Plan is referred to as an "Employee Option." The number of shares covered by options pursuant to the 1995 Incentive Plan was set by the Compensation Committee based on the total remuneration percentages described above at a $3.79 Black-Scholes value calculated by the Independent Consultant based upon a $6.375 share closing price of the Common Stock as reported by the New York Stock Exchange on January 3, 1995, the date of award. Employee Option grants provide the right to purchase shares of Common Stock at the fair market value on the date of grant. Each Employee Option for Fiscal 1996 for Participating Senior Management becomes exercisable immediately but is subject to repurchase rights of the Company which lapse over three years of the date of grant of the option or upon the executive's death or disability (as defined), upon a change of control (as defined), or in accordance with the terms of Participating Senior Management's employment agreements, more fully described in "-- Employment, Termination of Employment and Change of Control Arrangements" below. The Former CEO's Employee Option granted to him for Fiscal 1996 was among those options canceled in connection with his severance arrangement with the Company more fully described in "CEO Compensation" above. See also "SAR Awards" below.

     PAYMENT IN FISCAL 1996 OF INTERMEDIATE PORTION OF 1994 INCENTIVE
PLAN -- The 1995 Incentive Plan provided that accruals under the intermediate portion of the prior plan (the "1994 Incentive Plan") were "frozen" as of December 31, 1994 and that payment of awards, if any, which were to be made in future years pursuant to the terms of the 1994 Incentive Plan, were not accelerated. The intermediate portion of the 1994 Incentive Plan was based on an approximate 25% compounded growth in earnings per share ("EPS") per year for fiscal years 1992 and 1993 and 15% for fiscal 1994 in order for plan participants to receive 100% of the award and a minimum 10% compounded growth in EPS per year below which no award could be earned. The maximum award (100%) was determined on the basis of a percentage of the executive's salary for each year in the measuring period, which for the Former CEO was 30% and for Mr. DeNovellis and Mr. Weinstein was 20%. In Fiscal 1994, 93% of the target EPS growth rate was achieved and participants received payment for the first and second three-year performance cycles (Fiscal 1992 through Fiscal 1994 and Fiscal 1993 through Fiscal 1995). Amounts were calculated for the remaining three-year performance cycle, and payments reflected in the Summary Compensation Table below were made for the third three-year performance cycle (Fiscal 1994 through Fiscal 1996) based on the following percentages of the executives' Fiscal 1994 base salary:
The Former CEO, 5% and Mr. DeNovellis and Mr. Weinstein, each 3.3%. The CEO, Mr. Cohen and Mr. Varakian did not participate in the 1994 Incentive Plan, and the Former CEO received a severance payment more fully described above in "CEO Compensation" in lieu of any payment under the 1994 Incentive Plan.

     OTHER ARRANGEMENTS -- Mr. Varakian's Fiscal 1996 compensation from January 1, 1996 to July 23, 1996 was based upon an employment agreement with B. VIA International Housewares, Inc. entered into in a prior year for services rendered as that company's President. In July 1996, Mr. Varakian was appointed to serve as an executive officer of the Company, at which time the Compensation Committee approved the grant to him of 10,000 shares of restricted stock and a stock option covering 25,000 shares, more fully described in the "Summary Compensation Table" and the notes with respect thereto below, based upon his increased responsibilities. Effective September 1996 when he assumed responsibility as Senior Vice President -- Sales and Marketing of Ekco Housewares, Inc. in addition to his other responsibilities, the Company negotiated and entered into an employment agreement with Mr. Varakian which is more fully described in "-- Employment, Termination of Employment and Change of Control Arrangements" below and awarded him a SAR under the 1996 Performance Unit Rights Award Plan, more fully described below.

     SAR AWARDS -- In September 1996, awards were made pursuant to the 1996 Performance Unit Rights Award Plan to the CEO to recognize his appointment and contribution as Chairman, to Mr. DeNovellis to recognize his appointment and contribution as Senior Vice President of Ekco Housewares, Inc., a subsidiary of the Company, to Mr. Varakian to recognize his increased responsibilities and contribution as Senior Vice President -- Sales and Marketing of Ekco Housewares, Inc., and to Mr. Weinstein to recognize his appointment and contribution as President of Ekco Consumer Plastics, Inc., a subsidiary of the Company. Awards under this plan are more fully described in "-- Option/SAR Grants Table" below. In February 1997, the Compensation Committee approved the cancellation of the awards made to the CEO, Mr. DeNovellis, Mr. Varakian and Mr. Weinstein in exchange for the grant of stock options pursuant to the 1987 Stock Option Plan, more fully described below in Note 2 to the "Option/SAR Grants Table" below.

     The tables below and the accompanying footnotes reflect the decisions covered by the above discussion.

T. MICHAEL LONG       STUART B. ROSS      BILL W. SORENSON      HERBERT M. STEIN

PERFORMANCE GRAPH

     The following table compares the total shareholder return to the Company's Common Stock with the Standard & Poor's 500 Index and the Dow Jones Consumer Non-Cyclical Index for the period of five years and assumes $100 was invested on December 31, 1991. Total return assumes that dividends, if any, were reinvested. The stock performance in the table below is not necessarily indicative of future price performance.

                                   [GRAPH]

        MEASUREMENT PERIOD                                                     DJ CONSUMER,
      (FISCAL YEAR COVERED)          EKCO GROUP, INC.        S&P 500           NON-CYCLICAL
              12/91                       100.00              100.00              100.00
              12/92                          103                 108                  95
              12/93                           71                 118                  92
              12/94                           66                 120                 102
              12/95                           62                 165                 149
              12/96                           46                 203                 186

SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table includes individual compensation information for the Company's CEO, its former CEO and each of the four other most highly compensated executive officers of the Company in Fiscal 1996 who were serving as executive officers of the Company at the end of Fiscal 1996 (collectively, the "Named Executive Officers") for services rendered in all capacities to the Company during the last three fiscal years:

                                                                                     LONG TERM
                                                                                COMPENSATION AWARDS
                                                                   ---------------------------------------------
                                            ANNUAL COMPENSATION    RESTRICTED      SECURITIES
NAME AND                                    -------------------      STOCK         UNDERLYING        ALL OTHER
PRINCIPAL                                    SALARY      BONUS      AWARD(S)      OPTIONS/SARS      COMPENSATION
POSITION(S)                         YEAR     ($)(1)     ($)(2)     ($)(3)(4)      (#)(3)(5)(6)         ($)(7)
----------------------------------  -----   --------    -------    ----------    ---------------    ------------
Malcolm L. Sherman(8).............  1996      18,108         --           --     900,000/100,000         76,612
  Chairman and Chief
  Executive Officer

Stuart W. Cohen...................  1996     182,300         --           --      12,847                  5,127
  Vice President,                   1995      97,596         --      108,425       7,161                     --
  Strategic Planning
  and Business Development

Donato A. DeNovellis..............  1996     207,000      6,297       21,739      24,538/100,000         22,609
  Executive Vice                    1995     207,000      6,297      212,821      24,538                 27,471
  President, Finance                1994     198,714     58,492           --      20,000                 18,463
  and Administration,
  and Chief Financial
  Officer

Robert Varakian...................  1996     300,000    199,000       51,500      33,000/250,000             --
  Vice President of Marketing

Jeffrey A. Weinstein..............  1996     219,600      7,320       16,248      16,491/50,000         23,178
  Executive Vice                    1995     219,600      7,320      165,024      16,491                28,766
  President, Secretary and          1994     219,600     53,910           --      22,000                30,245
  General Counsel

Robert Stein(9)...................  1996     344,385         --       27,470      66,359/525,718      2,040,292
  Former President and              1995     370,000     18,500      578,570      66,359                 62,780
  Chief Executive Officer           1994     370,000    148,000           --      75,000                 78,486

---------------

(1) The amounts shown include the individual's before-tax contributions to the Company's 401(k) retirement plan.

(2) The amounts shown for Fiscal 1996 are bonuses paid pursuant to the intermediate portion of the Company's 1994 Incentive Plan except for Mr. Varakian whose Fiscal 1996 bonus was paid pursuant to his Employment Agreement.

(3) Pursuant to the Company's Series A Junior Participating Preferred Stock Purchase Rights Plan, with each share of Common Stock issued, including shares of Common Stock issued in connection with a compensation plan, a right to purchase one-hundredth of a share of the Company's Series A Junior Participating Preferred Stock will be issued. Such rights are not currently exercisable.

(4) The amounts shown for Fiscal 1996 for each of the following persons include restricted stock awards made pursuant to the 1985 Plan as a result of the elections made by such individuals to forego all of their increases in salary for Fiscal 1996 in accordance with the terms of the 1995 Incentive Plan and valued based upon the following closing prices of the Common Stock as reported by The Wall Street Journal (net of the consideration paid) the day after the end of each fiscal quarter when a portion of such shares were awarded (on April 1, 1996 at $5.875 per share, July 1, 1996 at $5.625 per share, September 30, 1996 at $4.625 per share and December 30, 1996 at $4.125 per share (or as to Mr. Stein, December 4, 1996 at $3.375)), as follows: Mr. DeNovellis, 4,381 shares valued at $21,739; Mr. Robert Stein, 5,753 shares valued at $27,470; and Mr. Weinstein, 3,274 shares valued at $16,248. All such shares are held in escrow. (Mr. Cohen, who participated in the 1995 Incentive Plan, did not make any such election. Mr. Sherman and Mr. Varakian did not participate in the 1995 Incentive Plan.) Under the 1985 Plan, restrictions on disposition lapse at the rate of 20% per year on each of the first, second, third, fourth and fifth anniversaries of the closing date (as defined), provided that the purchaser is at each such anniversary date an employee or director of the Company, upon the purchaser's death or disability (as defined) or upon a change of control (as defined). Dividends are paid on restricted shares of Common Stock at the same rate paid to all shareholders (dividends were declared for the first two quarters of Fiscal 1996 at the quarterly rate of $0.02 per share).

    The amount shown for Fiscal 1996 for Robert Varakian reflects an award of restricted stock made pursuant to the Company's 1985 Restricted Stock Plan (the "1985 Plan") which is valued based upon the $5.25 closing price of the Common Stock on the NYSE as reported by The Wall Street Journal (net of the consideration paid) on the August 6, 1996 grant date. The shares are apportioned into Performance Blocks, with each identified with a year of a 4-year period beginning with 1996 and ending with 1999. Restrictions on disposition on shares in each Performance Block lapse either (i) if the specified target return on capital (as defined) for the performance of the Company for the designated year for the Performance Block is achieved, then at the rate of 25% per year on each of the first, second, third and fourth anniversaries of the closing date (as defined) for each full year of employment following the later to occur of (a) January 1 of the year designated for the Performance Block, or (b) the closing date (as defined) for the shares in such Performance Block; (ii) upon the purchaser's death, disability (as defined); (iii) upon a change of control (as defined); or
    (iv) upon specified continued service with the Company. All such shares are held in escrow.

    On December 29, 1996, the number of shares listed below were held in escrow, are presently subject to repurchase by the Company and as to which certain transfer restrictions apply pursuant to the terms of the 1984 and 1985 Plans for each named purchaser. The shares are valued as of December 31, 1996 at $4.125 per share (net of consideration paid).

                                                                       NO. OF   MARKET VALUE
                                                                       SHARES    AT 12/31/96
                                                                       ------   ------------
     Stuart W. Cohen................................................   16,366     $  65,873
     Donato A. DeNovellis...........................................   40,246     $ 161,990
     Robert Varakian................................................   10,000     $  40,250
     Jeffrey A. Weinstein...........................................   31,021     $ 124,860

(5) Options to purchase the number of shares shown were granted pursuant to the Company's 1987 Stock Option Plan.

(6) Performance unit rights ("SARs") covering the number of shares shown were granted pursuant to the 1996 Performance Unit Rights Award Plan. All SARs except for those awarded to Robert Stein were canceled in February 1997 in exchange for stock options. See Note 2 to the "Options/SAR Grants Table" below.

(7) The amounts shown for Fiscal 1996 consist of (i) the sum of the economic benefit to each of the following persons for split dollar life insurance coverage plus the difference between the premiums paid in 1996 and the present value of the recoverable premium, as follows: Mr. DeNovellis, $15,166; and Mr. Weinstein, $14,443; the $46,992 economic benefit of the Fiscal 1996 premium for Mr. Stein whose policy terminated in Fiscal 1996 and who had death benefits through his date of termination (Mr. Sherman, Mr.

    Cohen and Mr. Varakian did not have such coverage); (ii) the value of shares of ESOP Preferred Stock and Common Stock allocated to the account of each person for plan year 1996 pursuant to the ESOP, as follows: Mr. Cohen, $5,127; Mr. DeNovellis, $7,443; and Mr. Weinstein, $8,735 (Mr. Sherman and Mr. Varakian do not participate in the ESOP in Fiscal 1996); (iii) for Mr. Sherman, $19,000 of fees for services as a director and $57,612 of fees for services as a consultant, both prior to his December 4, 1996 appointment as Chief Executive Officer; (iv) an accrued severance payment to Mr. Stein of $1,917,000, and (v) the $76,300 value of shares of ESOP Preferred Stock and Common Stock paid to Mr. Stein in January 1997 based upon the closing price of the Common Stock as reported by The Wall Street Journal on January 20, 1997.

(8) Mr. Sherman became Chief Executive Officer of the Company on December 4, 1996 at a current annual salary of $250,000.

(9) Mr. Stein resigned from his positions as President and Chief Executive Officer on December 4, 1996.

OPTION/SAR GRANTS TABLE

     The following table sets forth information as to option and SAR grants made by the Company during Fiscal 1996 to the Named Executive Officers pursuant to the 1987 Stock Option Plan and 1996 Performance Unit Rights Award Plan:

                                   NUMBER OF        % OF TOTAL
                                  SECURITIES       OPTIONS/SARS
                                  UNDERLYING        GRANTED TO         EXERCISE                                   GRANT DATE
                                 OPTIONS/SARS        EMPLOYEES       OR BASE PRICE         EXPIRATION               PRESENT
NAME                               (#)(1)(2)      IN FISCAL YEAR        ($/SH)                DATE                VALUE($)(3)
----                            ---------------   --------------    --------------      -----------------      -----------------
Stuart W. Cohen..............    12,847/     --      1.1/  --        5.9375/    --      03-06-06/      --         39,659/     --

Donato A. DeNovellis.........    24,538/100,000      2.0/ 9.7        5.9375/4.8875      03-06-06/12-31-01         75,749/168,600

Malcolm L. Sherman...........   900,000/100,000     74.5/ 9.7        3.3750/4.8875      12-04-06/12-31-01      1,494,000/168,600

Robert Stein (4).............        --/200,000       --/19.5            --/3.6875            --/09-08-98             --/111,400
                                     --/124,000       --/12.1            --/3.5000            --/06-22-99             --/ 94,984
                                     --/ 69,000       --/ 6.7            --/3.5000            --/12-01-99             --/ 69,414
                                     --/ 66,359       --/ 6.5            --/5.9375            --/12-01-99             --/ 28,269
                                     --/ 66,359       --/ 6.5            --/6.5000            --/12-01-99             --/ 23,624

Robert Varakian..............     8,000/250,000      0.7/24.4        5.9375/4.8875      02-06-06/12-31-01         24,696/421,500
                                 25,000/     --      2.1/  --        5.3750/    --      08-23-06/      --         66,325/     --

Jeffrey A. Weinstein.........    16,491/ 50,000      1.4/ 4.9        5.9375/4.8875      03-06-06/12-31-01         50,908/ 84,300

(1) The Employee Options were granted pursuant to the 1987 Stock Option Plan and individual option agreements. The exercise price of each Employee Option (which is equal to 100% of the fair market value of the Common Stock on the date of grant) is subject to adjustment for stock splits or dividends, combinations, recapitalizations or similar transactions. Except for the Employee Options held by Malcolm L. Sherman and one Employee Option held by Robert Varakian more fully described below, the Employee Options are exercisable at any time and from time to time in accordance with the terms of the individual option agreements between the Company and the optionees. Shares of Common Stock purchased pursuant to the exercise of any such option are subject to repurchase by the Company within three years of the date of grant of the option at the option exercise price upon the termination of the employee's employment with the Company as follows: as to all shares so purchased if such termination occurs prior to the first anniversary of the date of grant of the option; as to up to two-thirds of the shares which may be purchased pursuant to the option if termination occurs prior to the second such anniversary; and as to up to one-third of the shares which may be purchased pursuant to the option if termination occurs prior to the third such anniversary. Shares of Common Stock purchased upon the exercise of such Employee Options cease to be subject to the right of the Company to purchase them if termination of employment is due to the death or disability (as defined) of the employee, or if a change of control (as defined) of the Company occurs at any time before the employee's employment is terminated or as otherwise provided in the executive's employment agreement.

    The Employee Option granted to Mr. Sherman is immediately exercisable as to 300,000 shares and exercisable as to up to two additional 300,000 share increments on or after the date on which the fair market value (as defined) of the Common Stock is equal to or greater than $6.00 and $8.00, respectively. Mr. Sherman's Employee Option becomes immediately fully exercisable in the event of the merger or consolidation of the Company or if the Company is liquidated or as otherwise provided in his employment agreement.

    The Employee Option covering 8,000 shares granted to Mr. Varakian in February 1996 becomes exercisable in equal annual installments over a five-year period assuming continued employment. This Employee Option will be fully exercisable by Mr. Varakian on and after the fifth anniversary of the date of grant. This Employee Option becomes fully exercisable upon the occurrence of Mr. Varakian's death or disability (as defined) or as otherwise provided in Mr. Varakian's employment agreement.

(2) The SARs were granted pursuant to the 1996 Performance Unit Rights Award Plan. All of the SARs granted, except for Mr. Stein's SARs were exchanged for stock options in February 1997, as more fully described below. The SARs were exercisable, in whole or in part, at any time during a period beginning on the date of award and ending on the dates specified in the above table. With the exception of the SARs granted to Mr. Stein, as described below in
    Note 4, the following terms applied: Upon exercise, the participant was entitled to payment of an amount equal to the appreciation in value of the SAR above its value on the grant date. If the participant's employment with the Company terminated for any reason other than good cause (as defined), the participant had three months from the date of termination to exercise any unexercised SARs. If the participant was terminated from his employment by the Company for good cause, any SAR that had not theretofore been exercised would be forfeited.

    The SARs awarded to the CEO, Mr. DeNovellis, Mr. Varakian and Mr. Weinstein were canceled in February 1997 in exchange for stock options covering the following number of shares pursuant to the 1987 Stock Option Plan: The CEO, 110,000 shares, Mr. DeNovellis, 110,000 shares, Mr. Varakian, 275,000 shares and Mr. Weinstein, 55,000 shares. All of such options are immediately exercisable, and each such stock option has an exercise price of $4.125 per share (the closing price on the date of grant) and a term of 10 years.

(3) Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options and SARs. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option or the SAR is exercised, so there is no assurance that the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based upon the following assumptions: stock price volatility of 0.5, future dividend yield of 0, and interest rates of 5.67%, 5.89%, 6.05% and 6.22%, based on the 1, 2, 3 and 6-year Treasury Strip for the week ending December 31, 1996. It was also assumed that Employee Options have an expected life of five years and nine months and that the various SARs had expected life of 3 years, 2 years and 3 months, 1 year and 5 months or 1 year based on the agreements described in Notes 1 and 2 above and historical data with respect to exercises of Employee Options.

(4) The SARs were granted to Mr. Stein as part of his severance arrangement. Each of the SARs has a ceiling on the value of the Common Stock on the exercise date of $6.625.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     The table below sets forth information as to the number of securities underlying Employee and Director Options and SARs and the value of such securities at the end of Fiscal 1996 with respect to the Named Executive Officers. None of the Named Executive Officers exercised any stock options during Fiscal 1996.

                                                             NUMBER OF
                                                             SECURITIES            VALUE OF
                                                             UNDERLYING            UNEXERCISED
                                                             UNEXERCISED           IN-THE-MONEY
                                                             PTIONS/SARS AT        OPTIONS/SARS AT
                                                             FY-END (#)            FY-END($)
                                                             EXERCISABLE/          EXERCISABLE/
NAME                                                         UNEXERCISABLE(1)      UNEXERCISABLE(1)
----                                                         ----------------      ----------------
Stuart W. Cohen...........................................                 --                    --
Donato A. DeNovellis......................................                 --                    --
                                                              100,000/100,000                    --
Malcolm L. Sherman........................................    300,000/600,000       225,000/450,000
                                                              100,000/100,000                    --
Robert Stein(2)...........................................    193,000/     --       355,813/     --
                                                              525,718/525,718                    --
Robert Varakian...........................................                 --                    --
                                                              250,000/250,000                    --
Jeffrey A. Weinstein......................................    192,000/     --       233,750/     --
                                                                50,000/50,000                    --

---------------

(1) Based upon the $4.125 closing price of the Common Stock on December 31, 1996 as reported by The Wall Street Journal. The Employee Options and SARs have exercise or base prices equal to the fair market value (as defined) of the Common Stock on the dates of grant.

(2) The Employee Options are exercisable by Mr. Stein until June 4, 1997.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     In July 1992, the Company adopted the Supplemental Executive Retirement Plan (the "SERP"). The SERP is a retirement plan which uses a defined benefit formula to provide for lump sum payments to be made upon retirement, termination of employment, death or disability, to certain officers designated by the Board of Directors, as more fully described below. The SERP is not qualified under
Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     Each lump sum payment to a participant in the SERP is calculated in order to equal the actuarial equivalent of a lifetime pension. The amount of a participant's payment under the SERP is generally determined by multiplying an amount designated by the Compensation Committee with respect to such participant by such participant's years of Credited Service (as defined). Certain additional payments are payable to a participant under the SERP if his employment with the Company terminates within three years of a change in control (as defined) and under certain other circumstances specified in the SERP. A participant's benefits under the SERP vest at 20% per year beginning upon the attainment of five years of Credited Service (as defined), becoming fully vested upon the attainment of ten years of Credited Service; notwithstanding the foregoing, upon a change in control (as defined) of the Company, all participants shall become 100% vested in their benefits in the SERP, and if such participant's employment with the Company terminates within three years after such change in control, a lump sum payment of SERP benefits shall be made to such participant.

     The estimated lump sum payments payable under the SERP to the Named Executive Officer-participants upon each such Named Executive Officer's respective Normal Retirement Date (as defined) will be the actuarial equivalent of an annual payment of the following amounts: Mr. DeNovellis, $41,782 per annum; and Mr. Weinstein, $47,151 per annum. In connection with his termination of employment in Fiscal 1996, Mr. Robert Stein received $592,147 as payment of his vested accrued benefit from the SERP in the current year. Mr. Cohen, Mr. Sherman and Mr. Varakian do not participate in the SERP.

EMPLOYMENT, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     The Company has employment agreements (collectively, "Employment Agreements") with its Chief Executive Officer and Senior Management, as well as with other executives and management personnel. The Employment Agreements with Messrs. DeNovellis and Weinstein were amended and restated effective May 25, 1995 and were implemented for Mr. Cohen, Mr. Sherman and Mr. Varakian as of June 12, 1995, December 4, 1996 and September 25, 1996, respectively. The Employment Agreements currently provide for base salaries of $182,300, $226,800, $250,000, $300,000, and $234,400 for Messrs. Cohen, DeNovellis, Sherman, Varakian and Weinstein, respectively. The Employment Agreements provide for certain fringe benefits, including life insurance, participation in certain benefit plans of the Company, certain medical expenses, the use of an automobile provided by the Company in the case of Mr. DeNovellis, Mr. Varakian and Mr. Weinstein and an automobile allowance arrangement in the case of Mr. Sherman.

     The Employment Agreements with Mr. Cohen, Mr. DeNovellis and Mr. Weinstein (the "1995 Employment Agreements") provide for increases as determined by the Board of Directors or the Compensation Committee based on performance reviews performed at least annually. The term of each of the 1995 Employment Agreements began on above-mentioned dates and will continue until terminated by the executive or the Company. In the event of the total and permanent disability (as defined) of such executive, the 1995 Employment Agreements provide for salary and medical, dental and life insurance coverage continuation (as defined) for 36 months (as to DeNovellis and Mr. Weinstein) and 12 months (as to Mr. Cohen), and outplacement benefits. In the event of such executive's death, the executive's estate shall receive a lump sum payment of one year's salary in addition to payment received under the Company's group life plan. In the event of the executive's death or total and permanent disability, the executive's estate in the case of death or the executive in the case of disability shall immediately have the unconditional, unencumbered and free right, title and interest in all shares of stock of the Company which have granted, sold or optioned (subject to the estate's or his obligation to pay the option exercise price to the extent theretofore not paid) to the executive by the Company at any time prior to the executive's death or disability. The 1995 Employment Agreements provide that if employment of the executive is terminated by the Company without good cause (as defined) prior to a change of control (as defined) of the Company or in the case of Mr. Weinstein if he notifies the Company of his termination of employment within 90 days after the Company proposes to relocate him without his consent, the Company is obligated to pay the executive a lump sum in cash (the "Lump Sum Payment Amount") equal to (i) the executive's then current salary, plus (ii) the maximum payable to him under all specified compensation bonus plans and arrangements for the fiscal year in which the termination occurs (subject to certain adjustments), plus (iii) an amount equal to the value of the securities, cash or other property allocated to the executive's account in the ESOP for the fiscal year preceding the fiscal year in which the termination occurs, in addition to any distribution from the ESOP to which the executive may be entitled, multiplied by (iv) in the case of Mr. DeNovellis and Mr. Weinstein, by two, and in the case of Mr. Cohen, by one. In addition, the executive shall be entitled to benefit coverage continuation until the earlier of either his full time employment by a third party or, as to Mr. DeNovellis and Mr. Weinstein, two years, and as to Mr. Cohen, one year, following such termination, as well as outplacement benefits. Following such termination, certain automobile benefits are provided to Mr. Weinstein and Mr. DeNovellis for a period of two years, and each of the above-named executives shall have unconditional, unencumbered and free right, title and interest to all shares of stock of the Company which have been granted, sold or optioned (subject to his obligation to pay the option exercise price to the extent theretofore not paid) to the executive by the Company at any time prior to such termination. In addition, each of the above-named executives shall be entitled to receive a gross-up payment (as defined) ("Gross-Up Payment") if any payment received by him (or his estate) as a result of such termination are subject to the excise tax imposed by Section 4999 of the Code.

     Immediately upon a change of control (as defined) while the executive is employed by the Company and without regard to whether or not the executive's employment is terminated, the 1995 Employment Agreements provide that executive shall immediately have unconditional, unencumbered and free right, title and interest to all shares of stock of the Company which have been granted, sold or optioned (subject to his obligation to pay the option exercise price to the extent theretofore not paid) to the executive by the Company at any time prior to the change of control. Following a change of control and upon an event of constructive termination (as defined) or termination of the executive's employment by the Company without good cause or if the executive elects to terminate his 1995 Employment Agreement after six months but within 24 months of the occurrence of a change of control of the Company (unless such change of control was approved by the resolution of the Company's board of directors with at least two-thirds of the directors serving as of May 1995 (or June 1995 for Mr. Cohen) voting in favor), the 1995 Employment Agreements of Mr. DeNovellis and Mr. Weinstein require that the Company pay each such executive three times his respective Lump Sum Payment Amount (two times as to Mr. Cohen) as well as the rights to shares of the Company's stock described above immediately upon such constructive termination, and provide benefit coverage continuation for a period of three years for Mr. DeNovellis and Mr. Weinstein (two years for Mr. Cohen), and outplacement benefits, with respect to Mr. DeNovellis and Mr. Weinstein, automobile benefits for a period of three years. In addition, each executive shall be entitled to receive a Gross-Up Payment (as defined) in certain circumstances.

     The 1995 Employment Agreements of Mr. DeNovellis and Mr. Weinstein provide that in order to assure prompt payment of amounts due upon termination and as necessary to secure the Company's obligations under any stock appreciation rights plan or other equity-linked plan (excluding stock options, restricted stock subject to repurchase rights, or any equity plan which gives the executive ownership of shares, the Company has agreed to keep in place irrevocable letters of credit in amounts equal to at least four times the annual salary of Mr. DeNovellis and Mr. Weinstein. Each of the 1995 Employment Agreements includes a covenant against competition with the Company extending for a period of 24 months as to Mr. DeNovellis and Mr. Weinstein and 12 months as to Mr. Cohen after termination for any reason.

     The term of the Employment Agreement of Malcolm L. Sherman began on December 4, 1996 and will continue until terminated by Mr. Sherman or the Company for any reason. The Employment Agreement provides for salary at the annual rate of $250,000, such bonus as may be determined by the Board of Directors or the Compensation Committee and a stock option to purchase an aggregate of 900,000 shares pursuant to the Company's 1987 Stock Option Plan. The Employment Agreement includes a covenant against competition with the Company extending for a period of 36 months after termination for any reason and provides for a Gross Up Payment in certain circumstances.

     The term of the Employment Agreement of Robert Varakian began on September 25, 1996 and will continue until December 31, 1999 unless terminated earlier and, if not terminated on or before such date, it will automatically renew from year to year. The Employment Agreement provides for salary at the annual base salary rate of $300,000 and for a Fiscal 1996 bonus of the greater of $150,000 or 2% of net sales of the Company's subsidiary, B. VIA International Housewares, Inc., for a fiscal year 1997 bonus of $200,000, with no bonus potential for fiscal years 1998 or 1999, and for subsequent years of the term, such bonus, if any, as the Board of Directors or Compensation Committee may determine annually. In the event of Mr. Varakian's death, his estate shall receive a lump sum payment of one year's base salary. In the event of the termination of his employment as a result of his total and permanent disability (as defined), the Employment Agreement provides for salary continuation for 12 months. If he elects to terminate his Employment Agreement after six months but within 24 months of the occurrence of a change of control of the Company (unless such change of control was approved by resolution of the Company's board of directors with at least two-thirds of the directors serving as of September 25, 1996 voting in favor), the Company is obligated to pay him a lump sum cash payment equal to (a) three times his then current base salary, plus (b) three times the greater of (i) $150,000, or (ii) the bonus received by him for the fiscal year prior thereto (the "Lump Sum Payment"), and he shall be entitled to the continuation of medical, dental and life insurance benefit coverage continuation ("Benefit Continuation") until the earlier of his full-time employment by a third party with comparable benefits or three years. If his employment is terminated by the Company without good cause (as defined) at any time during the term prior to a change of control or if the Employment Agreement is not renewed, the Company is obligated to pay him a lump sum payment equal to two times his base salary rate plus any bonus to which he is entitled. In addition, he is entitled to Benefit Continuation for a period of two years. Immediately upon a change of control (as defined) while he is employed by the Company, he shall immediately have the unconditional, unencumbered and free right, title and interest in all shares of stock of the Company which have been granted, sold or optioned (subject to his obligation to pay the option exercise price to the extent not theretofore paid) to him by the Company at any time prior to the change of control. Following a change of control and upon an event of constructive termination (as defined) or termination of his employment by the Company without good cause, his Employment Agreement requires the Company to pay him the Lump Sum Payment. The Employment Agreement includes a covenant against competition with the Company extending for a period of 12 months after termination of employment.

     In Fiscal 1996, the Company entered into a severance arrangement with Mr. Robert Stein which provided for payments and benefits in lieu of rights pursuant to his employment contract with the Company. The severance arrangement provided for a lump sum payment in January 1997 of $1,917,000, benefit coverage continuation through the earlier of November 30, 1999 or his commencement of full-time employment with an employer with comparable benefits, waiver of restrictions on transfer of 103,795 shares of restricted stock owned by Mr. Stein, cancellation of stock options covering 604,718 shares and issuance of performance unit rights more fully described in the Option/SAR Grants Table above. Mr. Stein's severance arrangement includes a covenant against competition with the Company extending until November 30, 1999 and consultation services to be provided by him on an as-needed basis through such date. In addition, Mr. Stein received payment of an accrued vested benefit of $592,147 pursuant to the SERP. Mr. Stein relinquished all right to the split-dollar life insurance policy purchased for him by the Company.

401(K) RETIREMENT PLAN

     The Company sponsors a plan which permits employees to defer compensation to the extent permitted by Section 401(k) of the Code (the "Retirement Plan"). The Retirement Plan permits, but does not require discretionary contributions by the Company. Other than the employee deferred compensation, the Company made no contributions to the Retirement Plan in Fiscal 1996.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CERTAIN BUSINESS RELATIONSHIPS

     THE 1818 FUND, L.P. SHARE PURCHASE. Pursuant to a Securities Purchase Agreement, in December 1992 the 1818 Fund, L. P. (the "1818 Fund") acquired from the Company 881,542 shares of Common Stock and a 7.0% Note, which could have been converted into an aggregate of 2,095,238 shares of Common Stock, subject to adjustment, for an aggregate purchase price of approximately $30 million. In March 1996, the Company used a portion of the net proceeds of a private offering to institutional investors of an aggregate of $125 million principal amount of 9 1/4% Senior Notes due April 2006 to repurchase the $22.0 million outstanding principal amount of the 7.0% Note for a repurchase price of approximately $18.8 million plus accrued and unpaid interest. As of March 21, 1997, the Fund beneficially owned 4.7% of the Company's outstanding shares of Common Stock. The Securities Purchase Agreement provided that so long as the 1818 Fund holds certain voting stock (or securities convertible into such voting stock) that in the aggregate represents five percent or more of the outstanding voting stock of the Company, commencing with the Company's 1993 Annual Meeting (or upon the occurrence of certain specified events), at each annual meeting of stockholders of the Company the 1818 Fund will be entitled to designate one director to be nominated to the Company's Board of Directors. Mr. T. Michael Long served as a director of the Company from May 1993 to May 1995 pursuant to the Securities Purchase Agreement.

ESOP LOANS

     On February 23, 1989, the Company's Board of Directors adopted the ESOP. Simultaneously with the adoption of the ESOP, the Board authorized 1.8 million shares of ESOP Preferred Stock. On February 28, 1989, the Company sold 1,800,000 shares of ESOP Preferred Stock at a price of $3.61 per share to the ESOP trust in exchange for an approximately $6.5 million 25-year non-recourse note bearing interest at 11% per annum (the "1989 ESOP Note"). On March 30, 1995, the trustee of the ESOP, an executive officer of the Company, borrowed approximately $3.6 million (the "1989 ESOP Note") at a rate of 7.5% interest per annum for a 20-year term (the "1995 ESOP Note"). The proceeds of the 1995 ESOP Note were used to repay a bank loan pursuant to which the ESOP had borrowed approximately $6.4 million in May 1989 and repaid the ESOP Note to the Company.

     On October 1, 1990, the Board of Directors of the Company authorized the Company to lend funds to the trustee to make purchases of 1,000,000 shares of Common Stock on the open market or from the Company as he deemed appropriate, and as of March 21, 1997, the trustee of the ESOP had acquired 1,000,000 shares of Common Stock for the ESOP. The Company and the trustee of the ESOP entered into a twenty-year term loan effective October 1, 1990 pursuant to which the Company has loaned approximately $3.3 million to the ESOP at an interest rate of 10% per annum. As of December 31, 1996, $2,880,259 was outstanding under the 1990 ESOP Note, and 322,811 of the aforementioned shares were allocated to employee accounts.

                        PROPOSAL TO AMEND THE 1987 STOCK
                   OPTION PLAN TO LIMIT THE NUMBER OF OPTIONS
                      TO BE GRANTED TO ANY ONE PARTICIPANT

GENERAL

     In August 1987, the Board of Directors of the Company approved the adoption of the 1987 Stock Option Plan, and in April 1988 the 1987 Stock Option Plan received stockholder approval. The 1987 Stock Option Plan, as amended in September 1987, March 1988, June 1988, August 1995 and March 1997, is hereinafter referred to as the "Plan." The Plan provides for the granting of both options intended to be incentive stock options ("ISO's") within the meaning of Section 422 of the Code, and non-statutory stock options ("Non-Qualified Options").

     In February 1997, the Board of Directors approved an amendment to the Plan to limit the number of shares of Common Stock with respect to which options may be granted to any one participant to 1,000,000 shares per fiscal year. The Board adopted the amendment to enable the Company to exclude compensation received by executives from the exercise of Non-Qualified Options from the limitations otherwise imposed by Section 162(m) of the Internal Revenue Code, as amended (the "Code"). Section 162(m) generally disallows a tax deduction by a public company for annual compensation in excess of $1 million paid to its chief executive officer and to any of its four other most highly compensated executives. Certain performance-based compensation of the type provided in the Plan can be exempt from the Section 162(m) deduction limit if the plan satisfies the requirements of Internal Revenue Service ("IRS") regulations interpreting Section 162(m). It is the policy of the Compensation Committee and Board of Directors to seek to preserve tax deductibility of compensation paid to employees unless regulatory requirements to do so are contrary to the best interests of the Company and its shareholders. In order for compensation corresponding to that which is recognized upon the exercise of Non-Qualified Options under the Plan to be tax deductible, IRS regulations require that the stockholders approve at this Annual Meeting an amendment to the Plan which limits the maximum number of shares with respect to which options may be granted to any one participant under the Plan. To retain maximum flexibility, the Board of Directors has adopted an amendment to the Plan to provide for a 1,000,000 share limit in any fiscal year and is requesting that the stockholders approve the amendment in this Proposal. If the stockholders approve the amendment, the limitation on deductible compensation under Section 162(m) will not apply to future compensation of the Company's executives as a result of their exercise of Non-Qualified Options under the Plan. If the stockholders do not approve the amendment, the Company intends to restrict the exercisability of any Non-Qualified Option granted under the Plan having an exercise price not less than the fair market value of the Common Stock on the date of grant. The restriction will provide that such options will not be exercisable during those times for which the Compensation Committee determines that it is likely that Section 162(m) will limit tax deductibility of compensation corresponding to the exercise of such options.

     The text of the proposed amendment is attached to this proxy statement as Exhibit A. See "Plan Benefits" below for information regarding stock options granted pursuant to the Plan. Principal features of the Plan are outlined below.

NATURE AND PURPOSES OF THE PLAN

     The Plan is an arrangement under which employees of and consultants to the Company and its affiliates (as that term is defined in the Code), other than those persons who are members of the Compensation Committee may be granted stock options to purchase the Common Stock. Pursuant to the Company's Series A Junior Participating Preferred Stock Purchase Rights Plan, a right to purchase one one-hundredth of a share of the Company's Series A Junior Participating Preferred Stock is to be issued with each share of Common Stock issued pursuant to the Plan.

     The purposes of the Plan are to encourage ownership of the Common Stock by employees of and consultants to the Company and its affiliates, to attract able employees and consultants, to encourage employees and consultants to remain affiliated with the Company and its affiliates and to provide additional incentive for such employees and consultants to promote the success of the Company and its affiliates.

ADMINISTRATION

     The Plan is administered by the Board of Directors, who has delegated its authority to the Compensation Committee. Subject to the express provisions of the Plan, the Committee has the sole discretion and authority to decide when and to whom to make grants of options, and to determine the number of shares to be subject to each option and the other terms and conditions of each option, including but not limited to restrictions upon exercise and Company repurchase rights. Within the limits imposed by the Plan, the Compensation Committee also has the power to interpret the Plan and any option agreement and to make such rules and determinations as it deems necessary or advisable. Each option granted pursuant to the Plan is evidenced by a written agreement (an "option agreement").

TERM OF PLAN AND AMENDMENT

     Authority to grant options under the Plan will terminate on May 12, 2002, unless earlier terminated by vote of the stockholders of the Company. (Any such earlier termination, however, will not affect any options granted prior to the effective date of such termination.) The Plan may be amended from time to time by the stockholders of the Company or by the Board of Directors or the Compensation Committee, including, without limitation, to the extent necessary to qualify any of all outstanding options granted or to be granted under the Plan for favorable federal income tax treatment, provided that any amendment whose scope is such as to require stockholder approval shall be subject to obtaining such stockholder approval. No amendment shall affect any options previously granted or option agreements previously signed unless the amendment expressly states such effect and the written consent of any option holder adversely affected thereby is obtained.

ELIGIBILITY

     Options may be granted under the Plan to any employee, including officers and officer-directors, of the Company or its affiliates and to consultants to the Company. Only employees of the Company are eligible to receive ISO's under the Plan. Notwithstanding the foregoing, a person serving as a member of the Compensation Committee is not eligible to receive options granted under the Plan while serving as a Compensation Committee member. As of March 21, 1997, there were approximately 1,200 employees and one consultant who were eligible to receive options under the Plan. All current executive officers of the Company, two of whom are also directors, are eligible to participate in the Plan.

STOCK SUBJECT TO THE PLAN

     The total number of shares of Common Stock that may be issued pursuant to the Plan cannot exceed, in the aggregate, 4,000,000 shares, subject to adjustment for stock splits or dividends, combinations, recapitalizations or similar transactions. Shares subject to options which expire, terminate or are relinquished will again be available for grant under the Plan. As of March 21, 1997, options covering 3,252,872 shares are currently outstanding under the Plan. On March 21, 1997, the closing market price of the Common Stock on the New York Stock Exchange was $5.125 as reported by The Wall Street Journal.

DESCRIPTION OF TERMS OF OPTIONS

     The terms of each option, including the option's duration, time or times of exercise, number of shares covered by the option and exercise price of the option are determined by the Compensation Committee and stated in the individual option agreements. The form of payment shall be specified by the Compensation Committee either by rule or in the individual option agreements. Payment is due upon the exercise of the option. In addition, each option granted pursuant to the Plan shall contain the following terms and conditions and such other terms and conditions as the Compensation Committee may deem appropriate in each case.

     Option Exercise Price. The option exercise price for each share of Common Stock covered by an ISO granted under the Plan may not be less than the fair market value (as defined) of the Common Stock on the date of grant. In the case of an ISO granted to a person who owns more than 10% of the voting power of the Company's capital stock, the price may not be less than 110% of the fair market value (as defined) on the date of grant, and no such option may be exercisable more than five years after the date of grant. The option exercise price for each share of Common Stock covered by a Non-Qualified Option granted under the Plan may not be less than 50% of the fair market value of such share on the date of grant.

     Option Term. The Compensation Committee may designate any term it deems appropriate for options granted under the Plan, but no ISO shall be for a term of more than 10 years from the date of grant (5 years for certain options noted above) and no Non-Qualified Option shall be for a term of more than 11 years.

     Option Exercise. The Plan does not require a minimum holding period before options may be exercised. Individual agreements, however, may provide that options will vest, i.e., become exercisable, during the optionee's employment or consultancy in periodic installments or in their entirety at a specified time or times or upon the attainment of stated goals or in installments upon the occurrence of specified events. The Plan permits the Compensation Committee to include in individual option agreements a repurchase agreement giving the Company the right to repurchase shares upon termination of the optionee's employment or consultancy. An option is exercisable during the term thereof by the optionee or his or her legal representative (in the event of the optionee's incapacity) during the optionee's lifetime, and after death by the optionee's survivors (as defined). Persons holding options have no rights as stockholders of the Company until such options are duly exercised and full payment for the Common Stock purchased has been tendered to the Company. Options granted under the Plan may not be transferred by the optionee other than by will or laws governing distribution of a decedent's estate.

     Option Exercise in the Event of Termination of Employment or Consultancy, Disability and Death; Termination of Option. In the event the employment or consultancy of an optionee to whom an option has been granted under the Plan shall be terminated other than by death, disability (as defined) or for cause (as defined), the optionee must exercise the option in accordance with the terms of his or her option agreement in the case of Non-Qualified Options, and in no event later than 3 months after the date of termination of employment in the case of an ISO. If the optionee becomes disabled after termination of employment or consultancy, the optionee must exercise the option as aforesaid. If the optionee dies after termination of employment or consultancy, his or her survivors (as defined) may exercise the option within 6 months after the date of death, but in no event beyond the term of the option. If the optionee's employment or consultancy terminates due to disability or death, exercise of the option by the optionee or his or her survivors must take place within one year after the date of disability or death or, if earlier, within the original term of the option. An optionee whose employment or consultancy is terminated by the Company or an affiliate for cause (as defined) shall immediately cease to have any right to exercise an option upon such termination.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Incentive Stock Options. ISO's are intended to be eligible for the federal income tax treatment accorded "incentive stock options" under the Code. Generally, an employee will not realize taxable income by reason of the grant of an ISO. Upon exercise of an ISO, the optionee does not recognize taxable income. The amount by which the fair market value of the shares on the exercise date of an ISO exceeds the option price, however, will be an item of tax preference for purposes of the alternative minimum tax.

     The federal income tax consequences of disposing of stock acquired through the exercise of an ISO depend on the timing of the disposition in relation to the dates on which the option was granted and exercised. If an optionee exercises an ISO and does not dispose of the shares prior to the expiration of certain holding periods as described in Section 422 of the Code (two years after the grant of the option and one year after the transfer of such shares to the optionee upon exercise), the entire gain, if any, realized upon disposition will be taxable to the optionee as long-term capital gain. If an optionee exercises an ISO and disposes of shares prior to the expiration of the holding periods referenced above (a "disqualifying disposition"), the optionee will realize ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares on the date the option is exercised over the option price. In the case of a disqualifying disposition with respect to which a loss (if sustained) would be recognized, the amount of ordinary income will be limited to the excess of the amount realized on the disqualifying disposition over the option price. Any additional appreciation will be treated as a capital gain (long-term or short-term depending on how long the optionee held the shares prior to disposition).

     There are no federal income tax consequences to the Company by reason of the grant or exercise of an ISO. To the extent that an optionee recognizes compensation income when he or she sells or disposes of shares acquired upon exercise without satisfying the applicable holding period requirements, the Company will be entitled to a corresponding expense deduction in the tax year in which the disposition occurs. The Company will be required to report to the Internal Revenue Service any ordinary income realized by the optionee by reason of a disqualifying disposition if such information is available to the Company and will be required to withhold taxes from the optionee's compensation with respect to such income.

     Non-Qualified Options. Non-Qualified Options are subject to federal income tax treatment pursuant to rules governing options that are not incentive stock options. An option otherwise qualifying as an ISO will be treated as a Non-Qualified Option to the extent that the aggregate fair market value of stock with respect to which ISOs are exercisable for the first time by an individual during any calendar year exceeds $100,000.

     Generally, there will be no federal income tax consequences to either the employee or consultant or to the Company by reason of the grant of a Non-Qualified Option. Upon the exercise of a Non-Qualified Option, the optionee (except as described below) will recognize taxable ordinary income equal to the difference between the option price of the shares and the fair market value of the shares on the exercise date. Generally, upon the exercise of a Non-Qualified Option by an optionee, the Company is required to withhold from regular wages an amount based on the ordinary income realized, or the optionee may be required to provide the Company with funds to satisfy the withholding obligation. The Company will be entitled to a compensation expense deduction in an amount equal to the optionee's taxable ordinary income if the Company properly reports the compensation income on form W-2 or 1099, as appropriate.

     Upon disposition of the shares acquired upon exercise of a Non-Qualified Option, the optionee will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for the shares, which will include the amount previously recognized by the optionee as ordinary income. The holding period for capital gains purposes will commence on the day the optionee acquires the shares pursuant to the option. There are no tax consequences to the Company by reason of the disposition by the optionee of stock acquired upon exercise of a Non-Qualified Option.

OPTION INFORMATION

     The following table sets forth as of March 21, 1997, all options granted pursuant to the 1987 Stock Option Plan to (i) the CEO and Named Executive Officers, (ii) all current executive officers of the Company as a group, (iii) all current directors of the Company who are not executive officers as a group, and (iv) all employees, including all current officers who are not executive officers, as a group:

                                                                               NO. OF OPTIONS
    NAME                                                 TITLE                 GRANTED(#)(1)
    ----                                                 -----                 --------------
    Malcolm L. Sherman..................  Chairman and Chief Executive            1,010,000
                                          Officer

    Stuart W. Cohen.....................  Vice President, Strategic Planning         26,432
                                          and Business Development

    Donato A. DeNovellis................  Executive Vice President, Finance &       221,345
                                          Administration and Chief Financial
                                          Officer

    Robert Varakian.....................  Vice President, Marketing                 366,000

    Jeffrey A. Weinstein................  Executive Vice President, Secretary       397,728
                                          and General Counsel

    All current executive officers as a                                           2,163,390
      group (7 persons).................

    All current directors who are not                                                    --
      executive officers as a group (6
      persons)..........................

    All employees who are not executive                                             618,412
      officers as a group (2)...........

---------------

(1) Of the options granted to the CEO, Named Executive Officers and all current executive officers as a group, the following number of shares are presently subject to repurchase by the Company: Mr. Cohen, 19,763 shares; Mr. DeNovellis, 36,807 shares; Mr. Varakian, 25,000 shares; Mr. Weinstein, 24,737 shares; and all current executive officers as a group, 121,276 shares. Mr. Sherman's options are not subject to repurchase by the Company. Of the options granted to Mr. Sherman and Mr. Varakian, 600,000 and 31,200, respectively, of the option shares are not currently exercisable under the terms of their respective stock option agreements.

(2) Net of all canceled options (1,686,543 shares). Does not include options to purchase 555,867 shares of Common Stock that have been exercised by all such employees.

     On March 21, 1997, the market value of the Common Stock was $5.125 per share based upon the closing price of such Common Stock as reported by The Wall Street Journal.

     Required Vote for Approval -- The affirmative vote of holders of a majority of the issued and outstanding shares of the capital stock of the Company present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the amendment to the Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S 1987 STOCK OPTION PLAN.

                    STOCKHOLDER PROPOSALS AND OTHER MATTERS

     Under Rule 14a-8 promulgated under the Exchange Act, shareholders of the Company may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals to the Company in a timely manner. In order to be considered for inclusion in the proxy statement distributed to stockholders prior to the annual meeting in 1998, a stockholder proposal must be received by the Company no later than December 1, 1997 and must otherwise comply with the requirements of Rule 14a-8. Requests should be delivered in writing to Jeffrey
A. Weinstein, Secretary and General Counsel, Ekco Group, Inc., 98 Spit Brook Road, Suite 102, Nashua, New Hampshire 03062.

     The Board of Directors does not know of any other business to be acted upon at the Annual Meeting other than that which is explained in this Proxy Statement. If any other business calling for a vote of the stockholders is properly presented at the Annual Meeting, the persons holding the proxies will vote your shares in accordance with their best judgment on such matters.

     In order that your shares may be represented if you do not plan to attend the Annual Meeting, and in order to assure the required quorum, please fill out, sign, date and return your proxy promptly.

                                            By Order of the Board of Directors

                                            JEFFREY A. WEINSTEIN
                                            Secretary

Dated: March 27, 1997

     THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 29, 1996 (OTHER THAN THE EXHIBITS THERETO) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH PROVIDES ADDITIONAL INFORMATION ABOUT THE COMPANY, IS AVAILABLE TO BENEFICIAL HOLDERS OF THE COMMON STOCK AND ESOP PREFERRED STOCK WITHOUT CHARGE UPON WRITTEN REQUEST TO SUSAN M. SCACCHI, TREASURER, EKCO GROUP, INC., 98 SPIT BROOK ROAD, SUITE 102, NASHUA, NEW HAMPSHIRE 03062.

                                                                       EXHIBIT A

                PROPOSED AMENDMENT TO THE 1987 STOCK OPTION PLAN

     The 1987 Stock Option Plan is hereby amended by deleting in its entirety the second paragraph of Article IV and inserting in its place the following:

        "The Administrator may at any time and from time to time grant one or more Options to one or more Ekco Employees or Consultants and may designate the number of shares to be optioned under each Option so granted; provided, however, that (a) no Options shall be granted after the later to occur of ten (10) years from the date of the adoption of the Plan by the Company or the approval of the Plan by the shareholders of the Company or the termination of the Plan, (b) the aggregate fair market value (determined at the time of the grant of the Option) of the Shares with respect to which incentive stock options are exercisable for the first time by the Ekco Employee in any calendar year (under the Plan and/or under any other incentive stock option plan of the Company or an Affiliate) shall not exceed $100,000, and (c) no individual shall be granted Options to purchase more than 1,000,000 Shares under the Plan during any fiscal year period."

                                                                      APPENDIX I
                                                                      ----------

                               EKCO GROUP, INC.
                              98 Spit Brook Road
                         Nashua, New Hampshire 03062


                  PROXY SOLICITED BY THE BOARD OF DIRECTORS
                 -------------------------------------------
             For the Annual Meeting of Stockholders, May 20, 1997
            ------------------------------------------------------

     The undersigned stockholder hereby appoints MALCOLM L. SHERMAN and JEFFREY
A. WEINSTEIN, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all shares of capital stock of Ekco Group, Inc. standing in the name of the undersigned on March 21, 1997 at the Annual Meeting of Stockholders to be held May 20, 1997 at Fleet Bank of Massachusetts, N.A., 75 State Street, Eighth Floor Conference Center, Boston, Massachusetts, at 9:30 a.m., local time, and all adjournments thereof, for the election of directors and for the proposal to approve an amendment to the Company's 1987 Stock Option Plan as set forth on the reverse side and more fully described in the accompanying Proxy Statement.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF MANAGEMENT'S NOMINEES FOR DIRECTOR AND FOR PROPOSAL 2.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, WHICH RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR PROPOSAL 2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

PLEASE MARK THIS PROXY, DATE AND SIGN IT ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

__________     Please mark your
               votes as in this
__________     example.




(1) ELECTION           FOR all nominees            WITHHOLD                   NOMINEES: George W. Carmany, III
    OF                 listed to the right         AUTHORITY to vote                    Michael G. Frieze
    DIRECTORS          (except as marked           for all nominees                     Avram J. Goldberg
                       to the contrary).           listed to the right.                 T. Michael Long
                       ________                    ________                             Stuart B. Ross
                                                                                        Malcolm L. Sherman
                       ________                    ________                             Bill W. Sorenson
                                                                                        Herbert M. Stein



(Instructions: To withhold authority to vote for any individual nominee(s), write that nominee's name on the space provided below.)

_____________________________________________________

(2) TO APPROVE AN AMENDMENT TO THE COMPANY'S 1987 STOCK OPTION PLAN TO LIMIT THE NUMBER OF SHARES OF COMMON STOCK WITH RESPECT TO WHICH OPTIONS MAY BE GRANTED TO ANY ONE PARTICIPANT UNDER SUCH PLAN TO 1,000,000 SHARES IN ANY FISCAL YEAR.

       FOR                       AGAINST                    ABSTAIN
     _______                     _______                    _______

     _______                     _______                    _______


(3) OTHER    The Proxies shall vote in their discretion upon such other business
    MATTERS: as may properly come before the meeting or any adjournments thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.




Signature_______________ Date__________ Signature_______________ Date__________
                                                 IF HELD JOINTLY

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) HEREON. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. Joint owners should each sign this proxy. If the account is registered in the name of a corporation, partnership or other entity, a duly authorized individual must sign on its behalf and give their title.

                                                                    APPENDEX II
                                                                    -----------

                                EKCO GROUP, INC.

                             1987 STOCK OPTION PLAN


I.   DEFINITIONS AND PURPOSES
     ------------------------

     A.   Definitions
          -----------

          Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this 1987 Stock Option Plan, have the following meanings:

          (1)  "COMPANY" means Ekco Group, Inc.

          (2)  "PLAN" means this 1987 Stock Option Plan.

          (3) "ADMINISTRATOR" means the Board of Directors except to the extent the Board of Directors delegates its authority to a committee of the Board of Directors.

          (4) "AFFILIATE" means a corporation which, for purposes of Section 422 of the Code, is a parent or subsidiary of the Company, direct or indirect.

          (5)  "BOARD OF DIRECTORS" means the Board of Directors of the Company.

          (6) "CODE" means the United States Internal Revenue Code of 1986, as amended.

          (7) "CONSULTANT" means a person who has a relationship or is otherwise affiliated with the Company as a consultant.

          (8) "DISABILITY" or "DISABLED" means (a) with respect to any Option granted pursuant hereto which is not intended to be an incentive stock option within the meaning of Section 422 of the Code and which is granted to an Ekco Employee who is a party to an employment agreement with the Company or any Affiliate, which employment agreement defines disability with respect to such Ekco Employee and is in full force and effect as of the date as of which such disability is to be determined, notwithstanding any later expiration or termination of such employment agreement, such definition is in such

(03-97)
               circumstances deemed incorporated herein by reference; and (b) in all other circumstances, permanent and total disability as defined in Section 105(d)(4) of the Code.

          (9) "EKCO EMPLOYEE" means any employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of the Affiliate).

          (10)  "OPTION" means a right or option granted under the Plan.

          (11) "OPTION AGREEMENT" means an agreement between the Company and a Participant executed and delivered pursuant to the Plan.

          (12) "PARTICIPANT" means an Ekco Employee or Consultant to whom one or more Options are granted under the Plan, or, where the context requires, his legal representative.

          (13) "PARTICIPANT'S SURVIVORS" means a deceased Participant's legal representatives and/or any person or persons who acquired the Participant's rights to an Option by will or by the laws of descent and distribution.

          (14) "SHARES" means the following shares of the capital stock of the Company as to which Options have been or may be granted under the
               Plan: Common Stock, $0.01 par value, or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Article VII of the Plan. The shares issued upon exercise of Options granted under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

     B.   Purpose of the Plan:
          -------------------

          The Plan is intended to encourage ownership of Shares by Ekco Employees and Consultants in order to attract such Ekco Employees and Consultants, to induce such Ekco Employees and Consultants to remain affiliated with the Company or an Affiliate and to provide additional incentive for such Ekco Employees and Consultants to promote the success of the Company or of an Affiliate. Except as provided in Article XII below, it is further intended that Options issued pursuant to the Plan shall be eligible to constitute
          "incentive stock options" within the meaning of Section 422 of the Code. Notwithstanding the foregoing, only Ekco Employees are eligible to receive "incentive stock options" under the Plan. It is also intended that the Plan shall comply in all respects with Rule 16b-3 or its successors ("Rule 16b-3"), promulgated pursuant to
          Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), with respect to Participants who are subject to Section 16 of the 1934 Act, and any provision in the Plan with respect to such persons contrary to Rule 16b-3 shall be deemed null and void to the extent permissible by law and deemed appropriate by the Administrator.

     II.  SHARES SUBJECT TO THE PLAN
          --------------------------

          The aggregate number of Shares as to which Options may be granted from time to time shall be 4,000,000 Shares as of May 12, 1992 (and the equivalent of such number of Shares after giving effect to any stock-split, stock dividend, combination, recapitalization or similar transaction effected after such date).

          If an Option ceases to be "outstanding", in whole or in part, the Shares which were subject to such Option shall be available for the granting of other Options under the Plan. Any Option shall be treated as "outstanding" until such Option is exercised in full or terminates or expires under the provisions of the Plan or by agreement of the parties to the pertinent Option Agreement. The aggregate number of Shares as to which incentive stock options may be granted shall be subject to change only by means of an amendment of the Plan duly adopted by the Company and approved by the shareholders of the Company within twelve (12) months before or after the date of the adoption of any such amendment, subject to the provisions of Article VII.

    III.  ADMINISTRATION OF THE PLAN
          --------------------------

          The term "Administrator" as used herein shall mean the Board of Directors or the committee (the "Committee") of the Board of Directors to whom it delegates its authority and whose membership shall be determined by the Board of Directors and subject to change without cause and without notice, from time to time, by the Board of Directors. Subject to the provisions of the Plan, the Administrator is authorized to --

          A. interpret the provisions of the Plan or of any Option or Option Agreement and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

          B. determine which employees or Consultants of the Company or of an Affiliate shall be granted Options;

          C. determine the number of Shares for which an Option or Options shall be granted, subject to the last paragraph of IV, below; and

          D. specify the terms and conditions upon which Options may be granted;

          E. accelerate the time at which an Option may be exercised if in its judgment it concludes that such acceleration is in the best interest of the Company and, if an incentive stock option, with prior written consent of the Participant.

          provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax status of the Options as incentive stock options within the meaning of Section 422 of the Code (hereinafter "incentive stock options"), except as to Options granted pursuant to Article XII, and complying with Rule 16b-3 with respect to Participants who are subject to Section 16 of the 1934 Act to the extent deemed appropriate by the Administrator.


     IV.  ELIGIBILITY FOR PARTICIPATION
          -----------------------------

          Each Participant must be an employee or Consultant of the Company or of an Affiliate at the time an Option is granted. Consultants are not eligible to receive incentive stock options under the Plan. Notwithstanding any other provision herein, no member of the Committee shall be eligible to receive an Option.

          The Administrator may at any time and from time to time grant one or more Options to one or more Ekco Employees or Consutants and may designate the number of shares to be optioned under each Option so granted; provided, however, that (a) no Options shall be granted after the later to occur of ten (10) years from the date of the adoption of the Plan by the Company or the approval of the Plan by the shareholders of the Company or the termination of the Plan, (b) the aggregate fair market value (determined at the time of the grant of the Option) of the Shares with respect to which incentive stock options are exercisable for the first time by the Ekco Employee in any calendar year (under the Plan and/or under any other incentive stock option plan of the Company or an Affiliate) shall not exceed $100,000, and
          (c) no individual shall be granted Options to purchase more than 1,000,000 shares under the Plan during any fiscal year period.

          Notwithstanding any of the foregoing provisions, the Administrator may authorize the grant of an Option to a person not then in the employ or not yet a Consultant of the Company or of an Affiliate. The actual grant of such option however shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Option Agreement evidencing such Option.

      V.  TERMS AND CONDITIONS OF OPTIONS
          -------------------------------

          Each Option shall be set forth in an Option Agreement substantially in the form hereto annexed and marked Exhibit A (except as otherwise provided in Article XII below), duly executed on behalf of the Company and by the Participant to whom such Option is granted. No Option shall be granted and no purported grant of any Option shall be exercisable unless an Option Agreement shall have been duly executed on behalf of the Company and by the Participant. Each such Option Agreement shall be subject to at least the following terms and conditions:

          A.   Option Price:
               ------------

          (1) Except as provided in Paragraph (2) below, if the optionee owns (immediately before the Option is granted) directly or by reason of the applicable attribution rules (at Code Section 425(d)) ten percent (10%) or less of the total combined voting power of all classes of share capital of the Company or an Affiliate, the Option price (per share) of the Shares covered by each Option shall be not less than the "fair market value" as hereinafter defined (per share) of the Shares on the date of the grant of the Option. In all other cases (except as provided in Paragraph (2) below), the Option price shall be not less than one hundred ten percent (110%) of the said fair market value on the date of grant.

          (2) If the Option is granted pursuant to Article XII below, then the Option price (per share) of the Shares covered by such Option shall be not less than fifty percent (50%) of the "fair market value" as on the date of the grant of the Option.

          (3) For the purpose of the foregoing Paragraphs (1) and (2), fair market value shall be determined as follows. If such Shares are then listed on any national securities exchange, the fair market value shall be the mean between the high and low sales prices, if any, on the largest such exchange on the date of the grant of the Option, or, if none, on the most recent trade date thirty (30) days or less prior to the date of the Option. If the Shares are not then listed on any such exchange, the fair market value of such Shares shall be the mean between the closing "Bid" and the closing "Ask" prices, if, any as reported in the National Association of Securities Dealers Automated Quotation System ("NASDAQ") for the date of the grant of the Option, or if none, on the most recent trade date thirty (30) days or less prior to the date of the grant of the Option for which such quotations are reported. If the Shares are not then either listed on any such exchange or quoted in NASDAQ, the fair market value shall be the mean between the average of the "Bid" and the average of the "Ask" prices, if any, as reported in the National Daily Quotation Service for the date of the grant of the Option or, if none, for the most recent trade date thirty (30) days or less prior to the date of the grant of the Option for which such quotations are reported. If the fair market value cannot be determined under the preceding three sentences, it shall be determined in good faith by the Administrator.

           B.  Number of Shares:
               -----------------

               Each Option shall state the number of Shares to which it pertains.

           C.  Term of Option:
               ---------------

               Each Option shall terminate not more than ten (10) years from the date of the grant thereof, or at such earlier time as the Option Agreement may provide, and shall be subject to earlier termination as herein provided, except that (1) if the Option price is required under Paragraph A of this Article V to be at least 110% of fair market value, each such Option shall terminate not more than five (5) years from the date of the grant thereof, and (2) if such Option is not intended to be an "incentive stock option" within the meaning of Section 422 of the Code, then such Option shall terminate not more than eleven (11) years from the date of grant thereof.

           D.  Date of Exercise:
               ----------------

               Upon the authorization of the grant of an Option, the Administrator may, subject to the provisions of Paragraph C of this Article V, prescribe the date or dates on which the Option becomes exercisable, and may provide that the Option rights accrue or become exercisable in installments over a period of years or upon the attainment of stated goals or entirely or in installments upon the occurrence of specified events.

           E.  Medium of Payment:
               -----------------

               The Option price shall be payable upon the exercise of the Option. It shall be payable in such form (permitted by Section 422 of the Code if the Option is intended to be an incentive stock option within the meaning of such provision), as the Administrator shall either by rules promulgated pursuant to the provisions of Article III of the Plan, or in the particular Option Agreement, provide.

           F.  Termination of Employment or Consultancy:
               ----------------------------------------

               A participant who ceases to be an employee or Consultant of the Company or of an Affiliate (for any reason other than death, Disability or termination by the Participant's employer for cause), may exercise any Option granted to such Participant, to the extent that the right to purchase Shares thereunder has accrued on the date of such termination of employment or consultancy, but only within such term as the Administrator shall designate in its discretion in the pertinent Option Agreement, provided, however, in no event may the Option be exercised any later than the originally prescribed term of the Option and, if the Option is intended to be an incentive stock option within the meaning of Section 422 of the Code, only within three (3) months after such date. The provisions of this paragraph, and not the provisions of Paragraph G and H of this
               Article V, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment or consultancy; however in the case of a Participant's death, the Participant's Survivors may exercise the Option within six (6) months after the date of the Participant's death, but in no event beyond ten (10) years after the date of the grant of the Option, or in the case of an Option not intended to be an "incentive stock option" within the meaning of Section 422 of the Code, beyond eleven (11) years after the date of the grant of the Option. A Participant's employment shall not be deemed terminated by reason of a transfer to another entity which is the Company or an Affiliate.

               A Participant whose employment or consultancy is terminated by the Company or Affiliate for "cause" shall forthwith upon such termination cease to have any right to exercise any Option. For purposes of this paragraph, "cause" shall be deemed to include (but shall not be limited to) dishonesty with respect to an employer, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of cause shall be conclusive on the Participant and the Company. Notwithstanding the foregoing, if the Participant is a party to an agreement with the Company or an Affiliate, which agreement defines cause for termination and is in effect at the time of such termination, then for purposes of application of this paragraph to such Participant, cause shall be deemed to be as defined in such agreement and any dispute shall be determined as provided in such agreement, which determination shall be conclusive on the Participant and the Company.

               An Ekco Employee to whom an Option has been granted under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a permanent and total Disability as defined at Paragraph A
               (7) of Article I hereof), or who is on leave of absence for any purpose permitted by any authoritative interpretation (e.g., regulation, ruling, case law, etc.) of Section 422 of the Code, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Ekco Employee's employment with the Company or with an Affiliate and, in the case of Options not intended to be incentive stock options for any purpose approved by the Board of Directors.

           G.  Total and Permanent Disability:
               -------------------------------

               An Ekco Employee who ceases to be an employee of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Ekco Employee:

               (1) to the extent that the right to purchase Shares thereunder has accrued on the date such Ekco Employee becomes Disabled; and

               (2) in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion of any additional rights as would have accrued had the Ekco Employee not become Disabled prior to the end of the particular accrual period. The proration shall be based upon the number of days of the accrual period during which the Ekco Employee was not Disabled.

               A Disabled Ekco Employee shall exercise such rights only within a period of not more than one (1) year after the date that the Ekco Employee became Disabled or, if earlier, within the originally prescribed term of the Option.

               The Administrator shall make the determination both of whether Disability has occurred and the date thereof, unless a procedure is set forth in an employment agreement for such determination, in which case such procedure shall be used for such determination. If requested, the Ekco Employee shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

               The provisions of this Section V G shall not apply to Consultants.

           H.  Death:
               ------

               In the event of the death of a Participant to whom an Option has been granted while the Participant is an employee or Consultant of the Company or of an Affiliate, such Option:

               (1) to the extent exercisable but not exercised as of the date of death; and

               (2) in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion of such rights as would have accrued had the Participant not died prior to the end of the particular accrual period;

               may be exercised by the Participant's Survivors. The proration shall be based upon the number of days during the accrual periods prior to the Participant's death. Such Option must be exercised by the Participant's Survivors, if at all, within one (1) year after the date of death of such Participant or, if earlier, within the originally prescribed term of the Option, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the shares on a later date if the Participant were alive and had continued to be an employee or Consultant of the Company or of an Affiliate.

           I.  Exercise of Option and Issue of Shares:
               ---------------------------------------

               Options shall be exercised by giving written notice to the Company. Such written notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised and shall contain any warranty required by Article VI. Reasonably promptly following receipt by the Company of such written notice, the Company shall give notice to participant of a date for delivery of the Option Shares to the Participant (or to the Participant's Survivors, as the case may be), against payment of the Option price. In determining what constitutes "reasonably promptly", it is expressly understood that the delivery of the Option Shares may be delayed by the Company in order to comply with any law or regulation which requires the Company to take any action with respect to the Option Shares prior to the issuance thereof, whether pursuant to the provisions of Article VI or otherwise. The Option Shares shall, upon delivery, be evidenced by an appropriate certificate or certificates for paid-up non-assessable Shares.

           J.  Rights as a Shareholder:
               -----------------------

               No Participant to whom an Option has been granted shall have rights as a shareholder with respect to any Shares covered by such Option except after due exercise of the Option and tender of the full exercise price for the shares being purchased pursuant to such exercise.

           K.  Assignability and Transferability of Option:
               --------------------------------------------

               By its terms, an Option granted to a Participant shall not be transferable by the Participant otherwise than by will or by the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by such Participant (or his or her legal representative). Such Option shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Option or of any rights granted thereunder contrary to the provisions of this Paragraph K, or the levy of any attachment or similar process upon an Option or such rights, shall be null and void.

           L.  Other Provisions:
               -----------------

               The Option Agreement shall contain such limitations and restrictions upon the exercise of the Option and shall be necessary in order that such Option can be an "incentive stock option" within the meaning of Section 422 of the Code, if the Option is intended to be an incentive stock option within the meaning of such provision. Further, the Option Agreements authorized under the Plan shall be subject to such other terms and conditions, including, without limitation, restrictions upon the exercise of the Option and rights of the Company to repurchase shares purchased upon the exercise of the Option, as the Administrator shall deem advisable and, if the Option is intended to be an incentive stock option within the meaning of such provision, which are not inconsistent with the requirements of Section 422 of the Code.

               VI.  PURCHASE FOR INVESTMENT
                    -----------------------

          Unless the offering and sale of the Shares to be issued upon the particular exercise of an Option shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended, or any successor legislation (the "Act"), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

                    (1) The person(s) who exercise such Option shall warrant to the Company, at the time of such exercise, that such person(s) are acquiring such Shares for his or her own account, for investment and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their option Shares issued pursuant to such exercise:

                                     "The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, in the absence of an effective registration statement for the shares under the Securities Act of 1933 or an opinion of counsel satisfactory to the Company that an exemption from registration is then available.

                    (2) The Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the Act without registration thereunder.

          Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until compensation of any reasonable action or obtaining of any consent, which the Company deems reasonably necessary under any applicable law (including without limitation state securities or "blue sky" laws).

    VII.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION
          ------------------------------------------

          To prevent dilution or enlargement of rights, in the event that the outstanding Shares of the Company are changed into or are exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, change in par value, stock split-up, combination of shares or dividend payable in capital stock, or the like, appropriate adjustment shall be made in the number and kind of shares for the purchase of which Options may be granted under the Plan and, in addition, appropriate adjustment to prevent dilution or enlargement of the rights granted to or available for Participants, shall be made in the number and kind of shares and in the option price per share subject to outstanding Options. In addition, the Committee, upon authorization from the Board of Directors, may make other adjustments in outstanding options which it deems appropriate to prevent dilution or enlargement of rights. No such adjustment shall be made which shall, within the meaning of Section 425 of the Code, constitute such a modification, extension or renewal of an Option, which is intended to be an "incentive stock option" within the meaning of Section 422 of the Code, as to cause it to be considered as the grant of a new Option.

   VIII.  DISSOLUTION OR LIQUIDATION OF THE COMPANY
          -----------------------------------------

          Upon the dissolution or liquidation of the Company other than in connection with a transaction to which the preceding Article VII is applicable, all Options granted hereunder shall terminate and become null and void; provided, however, that if the rights of a Participant or a Participant's Survivors hereunder have not otherwise terminated and expired, the Participant or the Participant's Survivors shall have the right immediately prior to such dissolution or liquidation to exercise any Option granted hereunder to the extent that the right to purchase shares thereunder has accrued as of the date immediately prior to such dissolution or liquidation.


     IX.  TERMINATION OF THE PLAN
          -----------------------

          The Plan shall terminate on May 12, 2002 unless terminated at an earlier date by vote of the stockholders of the Company; provided, however, that any such earlier termination shall not affect any Options granted or Option Agreements executed prior to the effective date of such termination.

      X.  AMENDMENT OF THE PLAN
          ---------------------

          The Plan may be amended by (i) the Stockholders of the Company; or
          (ii) the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Options granted under the Plan or Options to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, to the extent necessary to ensure the qualification of the Plan under Rule 16b-3, and to the extent necessary to qualify the shares issuable upon exercise of any outstanding Options granted, or Options to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers, provided, however, that any amendment approved by the Administrator which is of a scope that requires shareholder approval in order to ensure favorable tax treatment for any incentive stock options, or requires shareholder approval in order to ensure the compliance of the Plan with Rule 16b-3, or requires shareholder approval for listing of the shares, shall be subject to obtaining such shareholder approval. No amendment shall affect any Options theretofore granted or any Option Agreements theretofore executed by the Company and a Participant to whom an Option has been granted who would be adversely affected by such amendment consents in writing thereto.

     XI.  EMPLOYMENT OR CONSULTANCY RELATIONSHIP
          --------------------------------------

          Nothing herein contained shall be deemed to prevent the Company or an Affiliate from terminating the employment or consultancy, as the case may be, of a Participant, nor to prevent a Participant from terminating the Participant's employment or consultancy with the Company or an Affiliate.

    XII.  OPTIONS OTHER THAN INCENTIVE STOCK OPTIONS
          ------------------------------------------

          Subject to the provisions of Article II and IV dealing with the aggregate number of Shares as to which Options may be granted under this Plan, the Administrator may at any time and from time to time grant Options in connection with the rendition of services to the Company or an Affiliate that cannot and/or are not intended to qualify as "incentive stock options", within the meaning of Section 422 of the Code, on such terms and conditions as it may from time to time determine. To the extent that Options are granted which are not "incentive stock options", the number of Shares available for the issuance of "incentive stock options" shall be correspondingly reduced and no such non-incentive stock options shall be issued on such terms as to affect adversely Options intended to be "incentive stock options". Any Option which is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code shall be set forth in an Option Agreement substantially in the form hereto annexed and marked Exhibit B, with such other terms and provisions as may be approved by the Committee as authorized under this Plan.

   XIII.  EFFECTIVE DATE
          --------------

          This Plan shall become effective upon the later of adoption by the Board of Directors or of adoption by the Committee, but this Plan shall only become effective for Options intended to be incentive stock options within the meaning of Section 422 of the Code if and when:

          (a) The Administrator shall have adopted a resolution stating that incentive stock options may be granted pursuant to this Plan on or after the date of such resolution; and

          (b)  either (i)   The Plan and the authority to grant incentive stock
                            options pursuant to the Plan shall have been approved by holders of at least a majority of the holders of at least a majority of the issued and outstanding shares of capital stock of the Company entitling such holders to vote within twelve (12) months either before or after adoption of such a resolution by the Administrator as provided in Subsection (a) immediately above; or

                      (ii) the effectiveness of the Plan and the effectiveness of the grant of any incentive stock option granted pursuant to the Plan shall have been made subject to approval by holders of at least a majority of issued and outstanding shares of capital stock of the Company entitling such holders to a right to vote within twelve (12) months either before or after the adoption of such a resolution by the Administrator as provided in Subsection (a) immediately above.